                                                                 EXHIBIT 10.2(X)
                                                                 ---------------

                                                                  Execution Copy

                             CITATION CORPORATION
                        CITATION AUTOMOTIVE SALES CORP.
                         MANSFIELD FOUNDRY CORPORATION
                         IROQUOIS FOUNDRY CORPORATION
                          OBERDORFER INDUSTRIES CORP.
                          BERLIN FOUNDRY CORPORATION
                            CASTWELL PRODUCTS, INC.
                            TEXAS STEEL CORPORATION
                                 HI-TECH, INC.
                      SOUTHERN ALUMINUM CASTINGS COMPANY
                              BOHN ALUMINUM, INC.
                             TSC TEXAS CORPORATION
                             TEXAS FOUNDRIES, LTD.
                          MABRY FOUNDRY COMPANY, LTD.
                            CITATION CASTINGS, INC.
                      INTERSTATE FORGING INDUSTRIES, INC.
                          INTERSTATE SOUTHWEST, LTD.
                             ISW TEXAS CORPORATION
                          CAMDEN CASTING CENTER, INC.
                                 DYCAST, INC.
                                      and
                           CITATION PRECISION, INC.
            _______________________________________________________


                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                          dated as of August 3, 1998

            ________________________________________________________

                            The Banks Party Hereto,
                      THE FIRST NATIONAL BANK OF CHICAGO,
                    as Administrative and Syndication Agent
                                      and
                     SOUTHTRUST BANK, NATIONAL ASSOCIATION
                              as Collateral Agent

                                   Arranged
                                      by
                      FIRST CHICAGO CAPITAL MARKETS, INC.

                               TABLE OF CONTENTS
                               -----------------

Article                                                                              Page
-------                                                                              ----
INTRODUCTION.....................................................................     1

ARTICLE I.  DEFINITIONS..........................................................     1

  1.1 Certain Definitions........................................................     1
  1.2 Other Definitions; Rules of Construction...................................    16

ARTICLE II.  THE COMMITMENTS, THE SWING LINE FACILITY AND THE ADVANCES...........    16

  2.1 Commitment of the Banks and Swing Line Facility............................    16
      (a) Revolving Credit Advances..............................................    16
      (b) Limitation on Amount of Revolving Credit Advances......................    17
      (c) Swing Line Loans.......................................................    17
  2.2 Termination and Reduction of Commitments...................................    18
  2.3 Fees.......................................................................    18
  2.4 Disbursement of Advances...................................................    19
  2.5 Conditions for First Disbursement..........................................    21
      (a) Charter and Partnership Documents......................................    21
      (b) By-Laws, Partnership Agreements and Corporate Authorizations...........    21
      (c) Incumbency Certificates................................................    21
      (d) Notes..................................................................    21
      (e) Security Documents.....................................................    21
          (i) Recording, Filing, Etc.............................................    22
          (iii) Environmental Certificate........................................    22
      (f) Legal Opinions.........................................................    22
      (g) Consents, Approvals, Etc...............................................    22
      (h) Fees...................................................................    22
      (i) Subordinated Notes Offering Memorandum.................................    22
      (j) Year 2000 Assessment...................................................    22
      (k) Payment of Amounts Owing Under Existing Credit Agreement...............    22
      (l) Other..................................................................    22
  2.6 Further Conditions for Disbursement........................................    22
  2.7 Subsequent Elections as to Loans...........................................    23
  2.8 Limitation of Requests and Elections.......................................    23
  2.9 Minimum Amounts; Etc.......................................................    24
  2.10 Additional Required Documents for New Participating Subsidiaries..........    24

ARTICLE III.  PAYMENTS AND PREPAYMENTS OF ADVANCES...............................    25

  3.1 Principal Payments and Prepayments.........................................    25
  3.2 Interest Payments..........................................................    25
  3.3 Letter of Credit Reimbursement Payments....................................    25
  3.4 Payment Method.............................................................    27
  3.5 No Setoff or Deduction.....................................................    27
  3.6 Payment on Non-Business Day; Payment Computations..........................    27
  3.7 Additional Costs...........................................................    28
  3.8 Illegality and Impossibility...............................................    28
  3.9 Indemnification............................................................    29

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES......................................    29

  4.1 Original.............................................................................  29
  4.2 Survival.............................................................................  32

ARTICLE V.  BORROWERS' COVENANTS...........................................................  32

  5.1 Affirmative Covenants................................................................  33
  5.2 Negative Covenants...................................................................  38
  5.3 Financial Covenants..................................................................  43
  5.4 Interpretation and Consolidation.....................................................  43

ARTICLE VI.  DEFAULT.......................................................................  43

  6.1 Events of Default....................................................................  43
  6.2 Remedies.............................................................................  45
  6.3 Distribution of Proceeds of Collateral...............................................  46
  6.4 Letter of Credit Liabilities.........................................................  47

ARTICLE VII.  THE AGENTS AND THE BANKS.....................................................  47

  7.1 Appointment and Authorization........................................................  47
  7.2 Agents and Affiliates................................................................  47
  7.3 Scope of Agents' Duties..............................................................  47
  7.4 Reliance by Agents...................................................................  48
  7.5 Default..............................................................................  48
  7.6 Liability of Agents..................................................................  48
  7.7 Nonreliance on Agents and Other Banks................................................  48
  7.8 Indemnification......................................................................  48
  7.9 Successor Agents.....................................................................  49
  7.10 Sharing of Payments.................................................................  49
  7.11 Withholding Tax Exemption...........................................................  50
  7.12 Collateral Agent Matters............................................................  50

ARTICLE VIII.  COLLATERAL SECURITY.........................................................  51

  8.1 Composition of the Collateral........................................................  51
  8.2 Rights in Property Held by the Banks.................................................  51
  8.3 Rights in Property Held Either by Borrowers or by the Banks..........................  51
  8.4 Priority of Liens....................................................................  52
  8.5 Perfection...........................................................................  52
  8.6 Collateral Release...................................................................  52
  8.7 [intentionally omitted]..............................................................  52

ARTICLE IX.  MISCELLANEOUS.................................................................  53

  9.1 Amendments, Etc......................................................................  53
  9.2 Notices..............................................................................  53
  9.3 No Waiver By Conduct; Remedies Cumulative............................................  54
  9.4 Reliance on and Survival of Various Provisions.......................................  54
  9.5 Expenses; Indemnification............................................................  54
  9.6 Successors and Assigns...............................................................  56
  9.7 Counterparts.........................................................................  58
  9.8 Governing Law........................................................................  58
  9.9 Table of Contents and Headings.......................................................  59
  9.10 Construction of Certain Provisions..................................................  59
  9.11 Integration and Severability........................................................  59
  9.12 Independence of Covenants...........................................................  59
  9.13 Interest Rate Limitation............................................................  59
  9.14 Joint and Several Obligations; Subrogation and Contribution Rights; Savings Clause..  59
  9.15 Waivers, Etc........................................................................  61

                                      ii


  9.16 Citation To Act For All Borrowers...................................................  61
  9.17 Further Assurances..................................................................  61
  9.18 Waiver and Release by Borrowers.....................................................  61
  9.19 No Partnership or Joint Venture.....................................................  62
  9.20 Termination.........................................................................  62
  9.21 Existing Letters of Credit..........................................................  63
  9.22 WAIVER OF JURY TRIAL................................................................  63

EXHIBITS
--------

          Exhibit A               Environmental Certificate
          Exhibit B-1             Revolving Credit Note
          Exhibit B-2             Swing Line Note
          Exhibit C-1             Request for Borrowing
          Exhibit C-2             Request for Swing Line Loan
          Exhibit D               Request for Continuation or Conversion
          Exhibit E               Legal Opinion
          Exhibit F               Compliance Certificate
          Exhibit G               Participating Subsidiary Assumption Agreement
          Exhibit H               Assignment and Acceptance

SCHEDULES
---------

          Schedule 1.1(a)         Security Documents
          Schedule 1.1(b)         Existing Liens
          Schedule 4.1(a) Qualification to do Business, Places of Business and Locations of Collateral
          Schedule 4.1(b)         Tradenames
          Schedule 4.1(d)         Mergers, Acquisitions and Certain Changes
          Schedule 4.1(i)         Claims, Litigation
          Schedule 4.1(n)         Compliance with Laws Disclosures
          Schedule 4.1(u)         ERISA Disclosures
          Schedule 4.1(v)         Citation and Consolidated Entities
                                  Organization
          Schedule 5.2(h)         Certain Existing Indebtedness

          THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 3, 1998 (this "Agreement"), is by and among CITATION CORPORATION, a Delaware corporation ("Citation" or the "Company"), CITATION AUTOMOTIVE SALES CORP., a Michigan corporation, MANSFIELD FOUNDRY CORPORATION, an Ohio corporation formerly known as MFC Acquisition Corporation, IROQUOIS FOUNDRY CORPORATION, a Wisconsin corporation formerly known as Iroquois Acquisition Corporation, OBERDORFER INDUSTRIES CORP., a New York corporation formerly known as OBI Acquisition Corp., BERLIN FOUNDRY CORPORATION, a Wisconsin corporation, CASTWELL PRODUCTS, INC., an Illinois corporation, TEXAS STEEL CORPORATION, a Texas corporation formerly known as TSC Acquisition Corporation, HI-TECH, INC., an Indiana corporation formerly known as HTC Acquisition Corporation, SOUTHERN ALUMINUM CASTINGS COMPANY, an Alabama corporation, BOHN ALUMINUM, INC., an Indiana corporation formerly known as BAC Acquisition Corporation, TSC TEXAS CORPORATION, a Delaware corporation, TEXAS FOUNDRIES, LTD., a Texas limited partnership, MABRY FOUNDRY COMPANY, LTD., a Texas limited partnership, CITATION CASTINGS, INC., an Alabama corporation, INTERSTATE FORGING INDUSTRIES, INC., a Wisconsin corporation, INTERSTATE SOUTHWEST, LTD., a Texas limited partnership, ISW TEXAS CORPORATION, a Delaware corporation, CAMDEN CASTING CENTER, INC., a Tennessee corporation, DYCAST, INC., a Delaware corporation, and CITATION PRECISION, INC., a California corporation (collectively the "Initial Participating Subsidiaries" and individually an "Initial Participating Subsidiary"; and, together with Citation and all other Subsidiaries (as hereinafter defined) of Citation that hereafter become Participating Subsidiaries, collectively the "Borrowers" and individually a "Borrower"), the banks and other lenders party hereto from time to time (collectively the "Banks" and individually a "Bank"), THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, successor to NBD Bank, a Michigan banking corporation, as administrative and syndication agent (in such capacity, the "Administrative Agent") for the Banks, and SOUTHTRUST BANK, NATIONAL ASSOCIATION, a national banking association formerly known as SouthTrust Bank of Alabama, National Association, as collateral agent (in such capacity, the "Collateral Agent", and together with the Administrative Agent, collectively the "Agents" and individually an "Agent") for the Banks.

                                 INTRODUCTION
                                 ------------

          A. Citation, the Initial Participating Subsidiaries, certain Banks (collectively the "Existing Banks" and individually an "Existing Bank") and the Agents are parties to the Amended and Restated Credit Agreement, dated as of July 24, 1997, as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of December 19, 1997(the "Existing Credit Agreement"), pursuant to which the Existing Banks provide to the Borrowers a revolving credit facility in the aggregate principal amount of $300,000,000, including letters of credit, for working capital and general corporate purposes, including acquisitions.

          B. Citation, the Initial Participating Subsidiaries, the Banks and the Agents now desire to amend and restate the Existing Credit Agreement in order to, among other things, revise the pricing for borrowings from the Banks, modify certain covenants applicable to the Borrowers and reflect the release of certain collateral.

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto hereby amend and restate the Existing Credit Agreement, and further agree, as follows:

                                  ARTICLE I.
                                 DEFINITIONS
                                 -----------

          1.1  Certain Definitions.  As used herein the following terms shall
               -------------------
have the following respective meanings:

          "Accounts", "Chattel Paper", "Inventory" and other terms not
           --------    -------------    ---------
specifically defined in this Agreement shall have the same respective meanings as are given to those terms in the Uniform Commercial Code as currently adopted and in effect in the State of Illinois.

          "Adjusted EBITDA" for any period means EBITDA for such period
           ---------------
calculated on a pro forma basis assuming that each Consolidated Entity that was acquired by Citation after the first day of such period (and that exists as a Consolidated Entity at the end of such period) was acquired on and as of the first day of such period.

          "Advance" means any Loan and any Letter of Credit Advance.
           -------

          "Affiliate" means, with respect to any person, any other person (A)
           ---------
which directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person, or (B) five percent (5%) or more of the equity interest of which is held beneficially or of record by such person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

          "Arranger" means First Chicago Capital Markets, Inc.
           --------

          "Bank Obligations" means the obligations of the Borrowers to the Banks
           ----------------
described in paragraph (A) of the definition of Obligations.

          "Base Rate" means the per annum rate equal to the greater of (a) the
           ---------
Corporate Base Rate in effect from time to time, and (b) the sum of one percent (1%) per annum plus the Federal Funds Effective Rate in effect from time to time; which Base Rate shall change simultaneously with any change in such Corporate Base Rate or Federal Funds Rate, as the case may be.

          "Benefit Plan" means any employee welfare benefit plan as defined in
           ------------
Section 3(1) of ERISA or any employee pension benefit plan as defined in Section 3(2) of ERISA.

          "Borrowing" means the aggregation of Advances, including each Letter
           ---------
of Credit issuance, of the Banks to be made to the Borrowers, or continuations and conversions of any Loans, made pursuant to Article II on a single date and, in the case of any Loans, for a single Interest Period, which Borrowings may be classified for purposes of this Agreement by reference to the type of Loans or the type of Advance comprising the related Borrowing, e.g., a "Eurodollar Rate Borrowing" is a Borrowing comprised of Eurodollar Rate Loans and a "Letter of Credit Borrowing" is an Advance comprised of the issuance of a single Letter of Credit.

          "Business Day" means a day other than a Saturday, Sunday or other day
           ------------
on which the Administrative Agent is not open to the public for carrying on substantially all of its banking functions in Chicago, Illinois.

          "Capital Expenditure" means any payment by any of the Borrowers or any
           -------------------
of the other Consolidated Entities for the purpose of acquiring or constructing any real property, plant and equipment or other Fixed Assets, or acquiring any existing business or part thereof, including any such payment made under a title retention agreement or capital lease obligation and any such payment made for goodwill of a business or for any noncompetition covenant in connection with the acquisition of a business, and any other expenditure or liability that is properly charged to a capital account or otherwise capitalized on Citation's Consolidated balance sheet in accordance with Generally Accepted Accounting Principles.

          "Capital Lease" of any person means any lease which, in accordance
           -------------
with generally accepted accounting principles, is or should be capitalized on the books of such person.

          "Change in Control" means the acquisition by any Person, or two or
           -----------------
more Persons acting in concert, other than T. Morris Hackney, members of T. Morris Hackney's immediate family and any trust or trusts controlled by T. Morris Hackney or members of his immediate family for their benefit, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of Citation.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time, and the regulations thereunder.

          "Collateral" means the property and rights, and any proceeds, in
           ----------
whatever form, thereof, described in Article VIII of this Agreement and in the Security Documents.

          "Commitment" means, with respect to each Bank, the commitment of each
           ----------
such Bank to make Loans and to participate in Letter of Credit Advances made through the Administrative Agent pursuant to Section 2.1, in amounts not exceeding in aggregate principal amount outstanding at any time the respective commitment amounts for each such Bank set forth next to the name of each such Bank on the signature pages hereof or otherwise pursuant to Section 9.6, as such amounts may be reduced from time to time pursuant to Section 2.2.

          "Commitment Fee Rate" means the per annum rate (expressed as a
           -------------------
 percentage) in accordance with the following:



---------------------------------------------------------------
      Ratio of Total Debt as of preceding fiscal
            quarter end to Adjusted EBITDA          Commitment
    for period of four consecutive fiscal quarters    Rate (%)
            ending with such quarter end

---------------------------------------------------------------
  Greater than 3.50 to 1.00                             .375
---------------------------------------------------------------
  Greater than 3.00 to 1.00
  but not greater than 3.50 to 1.00                      .25
---------------------------------------------------------------
  Greater than 2.50 to 1.00
  but not greater than 3.00 to 1.00                      .25
---------------------------------------------------------------
  Greater than 2.25 to 1.00
  but not greater than 2.50 to 1.00                      .25
---------------------------------------------------------------
  Greater than 1.75 to 1.00
  but not greater than 2.25 to 1.00                     .225
---------------------------------------------------------------
  Equal to or less than 1.75 to 1.00                     .20
---------------------------------------------------------------

Such ratio shall be determined from the then most recent Margin Certificate delivered by Citation from time to time pursuant to Section 5.1(c)(6); provided
                                                                       --------
that the Commitment Fee Rate in effect under this Agreement for the period from and including the Effective Date to and including the last day prior to the first change in accordance with the next sentence shall be .25%. Each change, if any, in the Commitment Fee Rate shall be effective on the fifth Business Day after delivery of any such Margin Certificate, commencing with the Margin Certificate delivered with the financial statements furnished under Section 5.1(c)(3) for Citation's 1998 fiscal year. In the event that Citation shall at any time fail to furnish to the Administrative Agent any Margin Certificate required to be delivered pursuant to Section 5.1(c)(6), the maximum Commitment Fee Rate shall apply until such time as such Margin Certificate is so delivered.

          "Compliance Certificate" means a certificate in the form annexed
           ----------------------
hereto as Exhibit F which is delivered by Citation, on behalf of itself and the
          ---------
other Borrowers, and accepted by the Administrative Agent pursuant to Section 5.l(c)(4) of this Agreement.

          "Consolidated" refers to the consolidation of the accounts of a Person
           ------------
and its Consolidated Entities on a balance sheet and statement of income and retained earnings in accordance with Generally Accepted Accounting Principles.

          "Consolidated Entity" means each Participating Subsidiary and any
           -------------------
other Person the financial statements of which are appropriately consolidated with the financial statements of Citation under Generally Accepted Accounting Principles; and "Consolidated Entities" means all of them, collectively.
                 ---------------------

          "Consolidated Net Income" means, for any period, the net income of
           -----------------------
Citation and the Consolidated Entities (on a Consolidated basis and excluding intercompany items) for such period, determined in accordance with Generally Accepted Accounting Principles.

          "Contingent Liabilities" of any person means, as of any date, all
           ----------------------
obligations of such person or of others for which such person is contingently liable, as obligor, guarantor, surety, accommodation party, partner or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including, without limitation, all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations (including, without limitation, bankers acceptances) and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

          "Corporate Base Rate" means a rate per annum equal to the corporate
           -------------------
base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

          "Default" means any event or condition which might become an Event
           -------
of Default with notice or lapse of time or both.

          "Dollars" and "$" each mean the lawful money of the United States
           -------       -
of America.

          "Domestic Subsidiary" means each present and future Subsidiary of
           -------------------
Citation or any of the Consolidated Entities which is not a Foreign Subsidiary.

          "EBIT" for any period means Consolidated Net Income after taxes
           ----
(or the net deficit, if expenses and charges exceed revenues and proper income items) for such period, plus amounts that have been deducted for (i) Interest Expense, (ii) income taxes, (iii) extraordinary items, (iv) the cumulative effects of changes in accounting principles and (v) minority interest expense, in determining Consolidated Net Income for such period, and minus amounts that have been added for (vi) extraordinary items and (vii) the cumulative effects of changes in accounting principles, in determining Consolidated Net Income for such period.

          "EBITDA" for any period means Consolidated Net Income after taxes
           ------
(or the net deficit, if expenses and charges exceed revenues and proper income items) for such period, plus amounts that have been deducted for (i) depreciation, (ii) amortization, (iii) Interest Expense, (iv) income taxes, (v) extraordinary items, (vi) the cumulative effects of changes in accounting principles, (vii) non-cash losses on the disposition or abandonment of assets and (viii) minority interest expense, in determining Consolidated Net Income for such period, and minus amounts that have been added for (ix) extraordinary items, (x) the cumulative effects of changes in accounting principles and (xi) gains on the disposition or abandonment of assets, in determining Consolidated Net Income for such period.

          "Effective Date" means the effective date specified in the final
           --------------
paragraph of this Agreement.

          "Eligible Transferee" means (i) a Bank or any Affiliate thereof;
           -------------------
(ii) a bank; (iii) a "qualified institutional buyer" as defined under Rule 144A of the Securities Act of 1933, as in effect from time to time; and (iv) any other Person approved by the Administrative Agent and, unless a Default or Event of Default has occurred and is continuing, Citation, such approval by the Administrative Agent and Citation not to be unreasonably withheld or delayed; provided, however, that neither any Borrower nor any Affiliate of
            --------  -------
any Borrower shall qualify as an Eligible Transferee.

  "Environmental Certificate" means an appropriately completed environmental
   -------------------------
certificate in the form annexed hereto as Exhibit A, executed and delivered by
                                          ---------
the Borrowers to the Administrative Agent.

  "Environmental Laws" shall have the meaning ascribed thereto in the
   ------------------
Environmental Certificate.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended
   -----
and in effect from time to time, and the regulations promulgated by the Department of Labor or the Pension Benefit Guaranty Corporation thereunder.

  "ERISA Affiliate" means any trade or business, whether or not incorporated,
   ---------------
that with any Borrower is a member of a group that would be treated as a single employer for purposes of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended.

  "Eurodollar Business Day" means, with respect to any Eurodollar Rate Loan, a
   -----------------------
day which is both a Business Day and a day on which dealings in Dollar deposits are carried out in the London interbank market.

  "Eurodollar Interest Period" means, with respect to any Eurodollar Rate Loan,
   --------------------------
the period commencing on the day such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan and ending on the day which is one, two, three or six months thereafter, as the Borrowers may elect under Section 2.4 or 2.7, and each subsequent period commencing on the last day of the immediately preceding Eurodollar Interest Period and ending on the day which is one, two, three or six months thereafter, as the Borrowers may elect under Section 2.4 or 2.7, provided, however, that (a) any Eurodollar Interest Period which commences on
--------  -------
the last Eurodollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month, (b) each Eurodollar Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day or, if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, on the next preceding Eurodollar Business Day, and (c) no Eurodollar Interest Period which would end after the Termination Date shall be permitted.

  "Eurodollar Rate" means, with respect to any Eurodollar Rate Borrowing and the
   ---------------
related Eurodollar Interest Period, the per annum rate that is equal to the sum of:

         (a)  the Margin, plus

         (b) the rate per annum obtained by dividing (i) the per annum rate determined by the Administrative Agent to be the rate at which First Chicago offers to place deposits in Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. London time on the second Eurodollar Business Day prior to the first day of such Eurodollar Interest Period, in the approximate amount of First Chicago's relevant Eurodollar Rate Loan and having a maturity approximately equal to such Eurodollar Interest Period, by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that are specified on the first day of such Eurodollar Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System;

all as conclusively determined by the Administrative Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%).

  "Eurodollar Rate Loan" means any Loan which bears interest at the Eurodollar
   --------------------
Rate.

  "Event of Default" means any of the events or conditions described in Section
   ----------------
6.1.

  "Federal Funds Effective Rate" means, for any day, an interest rate per annum
   ----------------------------
equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

  "Financial Statements" means the Consolidated balance sheet of Citation and
   --------------------
the Consolidated Entities as of September 28, 1997, and the Consolidated statements of income and retained earnings and cash flows of Citation and the Consolidated Entities for the years or months ended on such dates, all as furnished to the Administrative Agent, and shall also mean any such balance sheets and statements as may hereafter be furnished by any Borrower to the Administrative Agent.

  "First Chicago" means The First National Bank of Chicago in its individual
   -------------
capacity, and its successors.

  "Fixed Assets" means long-term assets used in the operation of the business of
   ------------
Citation or any Consolidated Entity, as determined in accordance with Generally Accepted Accounting Principles.

  "Fixed Charge Coverage" means the quotient which is obtained by dividing (a)
   ---------------------
the sum of (i) EBIT for the four (4) calendar quarters preceding the applicable date plus (ii) to the extent deducted in determining such EBIT, Rent Expense, by
(b) Interest Expense for the four (4) calendar quarters preceding the applicable date plus (ii) such Rent Expense.

  "Floating Rate" means the per annum rate equal to the sum of (a) the Margin
   -------------
plus (b) the Base Rate.

  "Floating Rate Loan" means any Loan which bears interest at the Floating Rate.
   ------------------

  "Foreign Subsidiary" means any Subsidiary incorporated or formed in any
   ------------------
jurisdiction other than any State of the United States of America or any political subdivision of any such State.

  "Generally Accepted Accounting Principles" and "GAAP" each mean generally
   ----------------------------------------       ----
accepted principles of accounting in effect from time to time in the United States applied in a manner consistent with those used in preparing such financial statements as have theretofore been furnished to the Administrative Agent by or on behalf of the Borrowers or any one or more of them.

  "Governmental Authority" means any nation or government, any state and any
   ----------------------
political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, which has or asserts jurisdiction over any Bank, either Agent, any Borrower, or over the property of any of them.

  "Hazardous Materials" shall have the meaning ascribed thereto in the
   -------------------
Environmental Certificate.

  "Hedging Contract" means, with respect to any Borrower, all liabilities of
   ----------------
such Borrower under interest rate swap, cap or collar agreements, currency exchange agreements and all similar agreements designed to protect such person against fluctuations in interest rates or currency exchange rates entered into with any Bank or any Affiliate of any Bank.

  "Indebtedness" of any person means, as of any date, (a) all obligations of
   ------------
such person for borrowed money and all obligations of such person evidenced by any promissory note, debenture or other similar instrument,

(b) all obligations of such person as lessee under any Capital Lease, (c) all obligations which are secured by any Lien existing on any asset or property of such person whether or not the obligation secured thereby shall have been assumed by such person (to the extent of such Lien if such obligation is not assumed), (d) all obligations of such person for the unpaid purchase price for goods, property or services acquired by such person, (e) all obligations of such person to purchase goods, property or services where payment therefor is required regardless of whether delivery of such goods or property or the performance of such services is ever made or tendered (generally referred to as "take or pay contracts"), (f) all liabilities of such person in respect of Unfunded Benefit Liabilities under any Plan of such person or of any ERISA Affiliate, (g) all obligations of such person in respect of any Hedging Contract (valued in an amount equal to the highest termination payment, if any, that would be payable by such person upon termination for any reason on the date of determination), (h) all principal amounts outstanding and owing to parties other than Citation or any Consolidated Entity under the items described in clause (a) of the definition of Receivables Program Obligations, and (i) all obligations of others similar in character to those described in clauses (a) through (h) of this definition for which such person is contingently liable, as guarantor, surety, accommodation party, partner or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

  "Interest Expense" means interest payable by Citation and the Consolidated
   ----------------
Entities on Indebtedness (including, without limitation, (a) the component of amounts payable under capitalized leases attributable to interest and (b) interest, yield, discount or similar amounts paid under any Qualified Receivables Transactions) during the period in question.

  "Interest Payment Date" means (a) with respect to any Eurodollar Rate Loan,
   ---------------------
the last day of each Interest Period with respect to such Eurodollar Rate Loan and, in the case of any Interest Period exceeding three months, those days that occur during such Interest Period at intervals of three months after the first day of such Interest Period, and (b) in all other cases, the last Business Day of each March, June, September and December occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.

  "Interest Period" means any Eurodollar Interest Period or Swing Line Interest
   ---------------
Period.

  "Law" and "Laws" each means all ordinances, statutes, rules, regulations,
   ---       ----
orders, injunctions, judgments, writs or decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any thereof.

  "Letter of Credit" means a standby letter of credit, having a stated expiry
   ----------------
date or a date upon which the draft must be reimbursed not later than twelve months after the date of issuance and not later than the fifth Business Day before the Termination Date, issued by the Administrative Agent on behalf of the Banks for the account of the Borrowers under an application and related documentation acceptable to the Administrative Agent requiring, among other things, immediate reimbursement by the Borrowers jointly and severally to the Administrative Agent in respect of all drafts or other demand for payment honored thereunder and all expenses paid or incurred by the Administrative Agent relative thereto.

  "Letter of Credit Advance" means any issuance of a Letter of Credit under
   ------------------------
Section 2.4 made pursuant to Section 2.1 in which each Bank acquires a pro rata risk participation pursuant to Section 2.4(d).

  "Letter of Credit Borrowings" means, as of any date, the maximum aggregate
   ---------------------------
amount that the Administrative Agent could be required to pay under any drafts that conceivably could be drawn under all Letters of Credit outstanding on such date, but does not include drafts that have been drawn and paid.

  "Letter of Credit Documents" shall have the meaning ascribed thereto in
   --------------------------
Section 3.3(b).

  "Letter of Credit Fee Rate" means the rate (expressed as a percentage) in
   -------------------------
accordance with the following:

------------------------------------------------------------------------
       Ratio of Total Debt as of preceding
        fiscal quarter end to Adjusted EBITDA
    for period of four consecutive fiscal quarters    Letter of Credit
             ending with such quarter end                   Fee
                                                         Rate (%)

------------------------------------------------------------------------
  Greater than 3.50 to 1.00                                       1.50
------------------------------------------------------------------------
  Greater than 3.00 to 1.00
  but not greater than 3.50 to 1.00                               1.25
------------------------------------------------------------------------
  Greater than 2.50 to 1.00
  but not greater than 3.00 to 1.00                                1.0
------------------------------------------------------------------------
  Greater than 2.25 to 1.00
  but not greater than 2.50 to 1.00                               .875
------------------------------------------------------------------------
  Greater than 1.75 to 1.00
  but not greater than 2.25 to 1.00                                .75
------------------------------------------------------------------------
  Equal to or less than 1.75 to 1.00                              .625
------------------------------------------------------------------------

Such ratio shall be determined from the then most recent Margin Certificate delivered by Citation from time to time pursuant to Section 5.1(c)(6); provided
                                                                       --------
that the Letter of Credit Fee Rate in effect under this Agreement for the period from and including the Effective Date to and including the last day prior to the first change in accordance with the next sentence shall be 1.0%. Each change in the Letter of Credit Fee Rate shall be effective on the fifth Business Day after delivery of any such Margin Certificate, commencing with the Margin Certificate delivered with the financial statements furnished under Section 5.1(c)(3) for Citation's 1998 fiscal year. In the event that Citation shall at any time fail to furnish to the Administrative Agent any Margin Certificate required to be delivered pursuant to Section 5.1(c)(6), the maximum Letter of Credit Fee Rate shall apply until such time as such Margin Certificate is so delivered.

  "Letter of Credit Obligations" means (a) the Letter of Credit Borrowings and
   ----------------------------
(b) the reimbursement obligations and other obligations of Borrowers under this Agreement with respect to drawings made on Letters of Credit (including any obligations owing under the application or agreement relating to any such Letter of Credit), including all principal, interest, fees and other charges relating thereto.

  "Lien" means any pledge, assignment, hypothecation, mortgage, security
   ----
interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential arrangement or other claim or right.

  "Loan" means any Revolving Credit Loan or any Swing Line Loan, as the context
   ----
may require.

  "Loan Documents" means, collectively, this Agreement, the Notes, the Security
   --------------
Documents, the Hedging Contracts and all other agreements, instruments and other documents now or hereafter executed pursuant, or otherwise relating, thereto.

  "Margin" means the margin (expressed as a percentage) to be used to determine
   ------
the Floating Rate or the Eurodollar Rate, as the case may be, in accordance with the following:

-----------------------------------------------------------------------------------------------
          Ratio of Total Debt as of preceding
          fiscal quarter end to Adjusted EBITDA
          for period of four consecutive fiscal quarters       Floating Rate        Eurodollar
          ending with such quarter end                             Margin              Rate
                                                                    (%)             Margin (%)

-----------------------------------------------------------------------------------------------
Greater than 3.50 to 1.00                                          .50                  1.50
-----------------------------------------------------------------------------------------------
Greater than 3.00 to 1.00
but not greater than 3.50 to 1.00                                  .25                  1.25
-----------------------------------------------------------------------------------------------
Greater than 2.50 to 1.00
but not greater than 3.00 to 1.00                                  .0                   1.0
-----------------------------------------------------------------------------------------------
Greater than 2.25 to 1.00
but not greater than 2.50 to 1.00                                   0                    .875
-----------------------------------------------------------------------------------------------
Greater than 1.75 to 1.00
but not greater than 2.25 to 1.00                                   0                    .75
-----------------------------------------------------------------------------------------------
Equal to or less than 1.75 to 1.00                                  0                    .625
-----------------------------------------------------------------------------------------------

Such ratio shall be determined from the then most recent Margin Certificate delivered by Citation from time to time pursuant to Section 5.1(c)(6); provided
                                                                       --------
that the Margin in effect under this Agreement for the period from and including the Effective Date to and including the last day prior to the first change in accordance with the next sentence shall be 0% for Floating Rate Loans and 1.0% for Eurodollar Rate Loans. Each change in the Margin shall be effective on the fifth Business Day after delivery of any such Margin Certificate, commencing with the Margin Certificate delivered with the financial statements furnished under Section 5.1(c)(3) for Citation's 1998 fiscal year. For purposes of clarification, the Margin initially applicable to any Loan shall be the Margin in effect at the time such Loan is funded, without regard to the Margin in effect at the time such Loan was requested and, in the case of Eurodollar Rate Loans, without regard to the Margin in effect at the time the components of the applicable Eurodollar Rate (other than the Margin) were set. In the event that Citation shall at any time fail to furnish to the Administrative Agent any Margin Certificate required to be delivered pursuant to Section 5.1(c)(6), the maximum Margin shall apply until such time as such Margin Certificate is so delivered.

  "Margin Certificate" means the certificate with respect to the ratio used to
   ------------------
calculate the Margin, provided to the Administrative Agent by Citation on behalf of itself and the other Borrowers on a quarterly basis pursuant to Section 5.1(c)(6).

  "Maximum Funding Amount" means the sum of (a) with respect to outstanding
   ----------------------
Receivables Investor Instruments that have fixed principal amounts, such principal amounts, and (b) with respect to Receivables Investor Instruments that have variable principal amounts, the Receivable Stated Amount thereof.

  "Net Cash Proceeds" means, in each case as set forth in a statement in
   -----------------
reasonable detail delivered to the Administrative Agent, with respect to the disposition of assets pursuant to Qualified Receivables Transactions by Citation or any other Sellers, the excess, if any, of (a) the cash received in connection with such disposition over (b) the sum of (i) the principal amount of any Indebtedness (other than the Obligations) which is secured by such asset and which is required to be repaid in connection with the disposition thereof, plus
(ii) the reasonable out-of-
pocket expenses incurred by Citation or such other Sellers, as the case may be, in connection with such disposition, plus (iii) provision for taxes, including income taxes, attributable to the disposition of such assets.

  "Notes" means the Revolving Credit Notes and the Swing Line Note; and "Note"
   -----
means any Revolving Credit Note or the Swing Line Note, as the context may require.

  "Obligations" means the obligations, whether joint or several, of Borrowers:
   -----------

  (A) To pay the principal of and interest on the Notes in accordance with the terms thereof and to satisfy, pay and perform the Letter of Credit Obligations and all other liabilities to the Agents and the Banks under this Agreement and the other Loan Documents, including, without limitation, the Hedging Contracts, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, and renewals thereof and substitutions therefor;

  (B) To repay to the Agents and the Banks all amounts advanced by any Agent or any Bank under this Agreement, under any of the Security Documents or under any of the other Loan Documents on behalf of the Borrowers, or any one or more of them, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance rent, repairs to or maintenance or storage of any of the Collateral;

  (C) To reimburse the Agents, on demand, for all of each Agent's expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the documents required or contemplated hereunder, including, without limitation, any proceeding brought or threatened to enforce payment of any of the obligations referred to in the foregoing paragraphs (A) and (B), and all other costs and expenses reimbursable under Section 9.5(a)(iii); and

  (D) To reimburse the Banks, on demand, for all costs and expenses reimbursable under Section 9.5(a)(iii).

  "Overdue Rate" means (a) in respect of principal of Floating Rate Loans, a
   ------------
rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, (b) in respect of principal of Eurodollar Rate Loans and Swing Line Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the per annum rate in effect thereon until the end of the then current Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, and (c) in respect of other amounts payable by the Borrowers hereunder (other than interest), a per annum rate that is equal to the sum of three percent (3%) per annum plus the Floating Rate.

  "Participating Subsidiary" means (a) each of the Initial Participating
   ------------------------
Subsidiaries and (b) any other Subsidiary that hereafter executes and delivers to the Administrative Agent a Participating Subsidiary Assumption Agreement, the appropriate Security Documents and all other documents necessary to assume joint and several liability as to the Obligations arising with respect to the Advances or any agreement or instrument executed by such Subsidiary in connection therewith (in the maximum amount provided for in such Assumption Agreement).

  "Participating Subsidiary Assumption Agreement" means each Assumption
   ---------------------------------------------
Agreement duly authorized and executed by each Subsidiary that is to become a Participating Subsidiary after the Effective Date and substantially in the form annexed hereto as Exhibit G, as each such Assumption Agreement may be thereafter
                  ----------
supplemented or amended, and "Participating Subsidiary Assumption Agreements"
                              ----------------------------------------------
means all of them, collectively.

  "Pension Plan" means any employee pension benefit plan, as defined in Section
   ------------
3(2) of ERISA that is subject to Section 302 of ERISA.

  "Permitted Liens" means:
   ---------------

         (A) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable;

         (B) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

         (C) Liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

         (D) Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of ten percent (10%) of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

         (E) Encumbrances consisting of zoning restrictions, easement or other restrictions on the use of real property, none of which materially impairs the use of such property by a Borrower or any Consolidated Entity in the operation of its business, and none of which is violated in any material respect by existing or proposed structures or land use;

         (F) Liens in favor of the Collateral Agent for the benefit of the Banks;

         (G)  Existing liens set forth or described on Schedule 1.1(b), attached
                                                       ---------------
hereto and incorporated herein;

         (H) Purchase money security interests granted to secure not more than the purchase price of assets, the purchase of which does not violate any Loan Document, and provided that any such security interest does not encumber any asset other than the related asset purchased;

         (I) The following, if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed and they do not, in the aggregate, materially detract from the value of the property of a Borrower or any Consolidated Entity or materially impair the use thereof in the operation of its business:

              (1) Claims or liens for taxes, assessments or charges due and payable and subject to interest or penalty;

              (2) Claims, liens and encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

              (3) Claims or liens of mechanics, materialmen, warehousemen, carriers, or other like liens; and

              (4)   Subject to Section 6.1(h), adverse judgments on appeal;


         (J) The Lien in favor of M&I Marshall & Ilsley Bank ("M&I Bank") covering Interstate Forging Industries, Inc.'s ("Interstate") 14,000 ton press line and related equipment located in the building commonly referred to by Interstate as its 14,000 ton press building in Navasota, Texas, and only such assets, to secure the Indebtedness of Interstate permitted under Part (10) of
Section 5.2(h), and only such Indebtedness; and

          (K) The customary interests of any Receivables Subsidiaries, Special Purpose Vehicles and related collateral agents and trustees in Receivables Program Assets under Qualified Receivables Transactions permitted under clause
(ii) of Section 5.2(b).

          "Person" or "person" shall include an individual, a corporation, an
           ------      ------
association, a partnership, a trust or estate, a joint stock company, a limited liability company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

          "Pledge Agreements" means each stock pledge agreement identified on
           -----------------
Schedule 1.1(a) annexed hereto, and each other pledge agreement now or
--------------
hereafter entered into by any Borrower for the benefit of the Agents and the Banks pursuant to this Agreement, as any of the foregoing may be amended or modified from time to time.

          "Pledged Stock" means one hundred percent (100%) of all capital stock
           -------------
and other ownership interests of all Domestic Subsidiaries and sixty-five percent (65%) of all capital stock and other ownership interests of all Foreign Subsidiaries, in both cases now or hereafter owned, directly or indirectly, by Citation.

          "Purchase Money Note" means a promissory note evidencing the
           -------------------
obligation of a Receivables Subsidiary to pay the purchase price for Receivables to Citation or any other Seller in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than cash required to be held as reserves pursuant to Receivables Documents, amounts paid in respect of interest, principal and other amounts owing under Receivables Documents and amounts paid in connection with the purchase of newly generated Receivables.

          "Qualified Receivables Transaction" means any transaction or series of
           ---------------------------------
transactions that may be entered into by Citation or any other Seller pursuant to which Citation or such other Seller may sell, convey or otherwise transfer to a Receivables Subsidiary (in the case of a transfer by Citation or any other Seller) and any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any Receivables Program Assets (whether now existing or arising in the future); provided that:
                                                 --------

          (a) no portion of the indebtedness or any other obligations (contingent or otherwise) of a Receivables Subsidiary or Special Purpose Vehicle (i) is guaranteed by Citation or any other Seller (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Citation or any other Seller in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Citation or any other Seller, directly or indirectly, contingently or otherwise, to the satisfaction of obligations incurred in such transactions, other than pursuant to Standard Securitization Undertakings,

          (b) neither Citation nor any other Seller has any material contract, agreement, arrangement or understanding with a Receivables Subsidiary or a Special Purpose Vehicle other than on terms no less favorable to Citation or such Seller than those that might be obtained at the time from Persons that are not Affiliates of Citation, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and

          (c) Citation and the other Sellers do not have any obligation to maintain or preserve the financial condition of a Receivables Subsidiary or a Special Purpose Vehicle or cause such entity to achieve certain levels of operating results.

          "Receivable Stated Amount" means, with respect to a Receivables
           ------------------------
Investor Instrument, the maximum amount of the funding commitment with respect thereto.

          "Receivables" means all rights of Citation or any other Seller to
           -----------
payments (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges), which rights are identified in the accounting records of Citation or such Seller as accounts receivable.

         "Receivables Documents" means (a) a receivables purchase agreement,
          ---------------------
pooling and servicing agreement, credit agreement, agreements to acquire undivided interests or other agreement to transfer, or create a security interest in, Receivables Program Assets, in each case as amended, modified, supplemented or restated and in effect from time to time entered into by Citation, another Seller and/or a Receivables Subsidiary, and (b) each other instrument, agreement and other document entered into by Citation, any other Seller or a Receivables Subsidiary relating to the transactions contemplated by the items referred to in clause (a) above, in each case as amended, modified, supplemented or restated and in effect from time to time.

         "Receivables Investor Instruments" means trust certificates, purchased
          --------------------------------
interests or any other securities, instruments or agreements evidencing an interest in the Receivables Program Assets held by a person other than Citation and the other Consolidated Entities.

         "Receivables Program Assets" means (a) all Receivables which are
          --------------------------
described as being transferred by Citation, another Seller or a Receivables Subsidiary pursuant to the Receivables Documents, (b) all Receivables Related Assets, and (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

         "Receivables Program Obligations" means (a) notes, trust certificates,
          -------------------------------
undivided interests, partnership interests or other interests representing the right to be paid a specified principal amount from the Receivables Program Assets, and (b) related obligations of Citation, another Seller or a Special Purpose Vehicle (including, without limitation, rights in respect of interest or yield, breach of warranty claims and expense reimbursement and indemnity provisions) and other Standard Securitization Undertakings.

         "Receivables Related Assets" means (a) any rights arising under the
          --------------------------
documentation governing or relating to Receivables (including rights in respect of liens securing such Receivables and other credit support in respect of such Receivables), (b) any proceeds of such Receivables and any lockboxes or accounts in which such proceeds are deposited, (c) spread amounts and other similar accounts (and any amounts on deposit therein) established in connection with a Qualified Receivables Transaction, (d) any warranty, indemnity, dilution and other intercompany claim arising out of Receivables Documents and (e) other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

         "Receivables Subsidiary" means a special purpose wholly-owned
          ----------------------
Subsidiary of Citation or any Consolidated Entity created in connection with the transactions contemplated by a Qualified Receivables Transaction, which Subsidiary engages in no activities other than those incidental to such Qualified Receivables Transaction and which is designated as a Receivables Subsidiary by Citation's or such Consolidated Entity's, as the case may be, Board of Directors. Any such designation by such Board of Directors shall be evidenced by providing to the Administrative Agent a certified copy of the resolutions of such Board of Directors giving effect to such designation and an officer's certificate certifying, to the best of such officer's knowledge and belief after consulting with counsel, that such designation, and the transactions in which the Receivables Subsidiary will engage, comply with the requirements of the definition of Qualified Receivables Transaction.

         "Records" means correspondence, memoranda, tapes, discs, microfilm,
          -------
microfiche, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary or machine language, and all filing cabinets, computer hardware, and other containers in which any of the foregoing is stored, maintained or updated.

         "Regulation D" means Regulation D of the Board of Governors of the
          ------------
Federal Reserve System as now or from time to time hereafter in effect, and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the
          ------------
Federal Reserve System as now or from time to time hereafter in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Rent Expense" means, for any period, the maximum aggregate amount of
          ------------
all rents and other payments (exclusive of property taxes, property and liability insurance premiums and maintenance costs) paid or required to be paid by Citation and the Consolidated Entities under any Capital Leases and other leases of real or personal property in respect of which Citation or any Consolidated Entity is obligated as a lessee or user.

         "Required Banks" means Banks holding not less than (i) fifty-one
          --------------
percent (51%) of the aggregate principal amount of the Advances then outstanding or (ii) fifty-one percent (51%) of the Commitments if no Advances are then outstanding.

         "Revolving Credit Advance" means any Revolving Credit Loan and any
          ------------------------
Letter of Credit Advance.

         "Revolving Credit Loan" means any borrowing under Section 2.4
          ---------------------
evidenced by the Notes and made by a Bank pursuant to Section 2.1. Any such Loan or portion thereof may also be denominated as a Floating Rate Loan or a Eurodollar Rate Loan and such Loans are referred to herein as "types" of Loans.

         "Revolving Credit Note" means any promissory note of the Borrowers
          ---------------------
evidencing the Revolving Credit Loans, in substantially the form annexed hereto as Exhibit B-1, as amended or modified from time to time and together with any
   -----------
promissory note or notes issued in exchange or replacement therefor.

         "Security Documents" means, collectively, the Pledge Agreements, the
          ------------------
Environmental Certificate, and all other and related agreements and documents, including financing statements and similar documents, delivered pursuant to this Agreement, the Existing Credit Agreement or any predecessor credit agreement or otherwise entered into by any person to secure the Advances.

         "Seller" means Citation and any Consolidated Entity (other than a
          ------
Receivables Subsidiary) which is a party to a Receivables Document.

         "SouthTrust" means SouthTrust Bank, National Association in its
          ----------
individual capacity, and its successors.

         "Special Purpose Vehicle" means a trust, partnership or other special
          -----------------------
purpose Person established by Citation and/or the Consolidated Entities to implement a Qualified Receivables Transaction.

         "Standard Securitization Undertakings" means representations,
          ------------------------------------
warranties, covenants and indemnities entered into by Citation or any other Seller which are reasonably customary in accounts receivable securitization transactions, as determined in good faith by the Administrative Agent.

         "Stockholders' Equity" means, at any time, the sum of the following
          --------------------
accounts (less treasury stock carried at cost) set forth in a balance sheet of a Borrower (or, if the Borrower in question is Citation, a Consolidated balance sheet of Citation and the Consolidated Entities), prepared in accordance with Generally Accepted Accounting Principles consistently applied:

         (A) The par or stated value of all outstanding capital stock;

         (B)  Capital surplus; and

         (C)  Retained earnings.

         "Subordinated Indebtedness" of any person means, as of any date, that
          -------------------------
Indebtedness of such person for borrowed money which is expressly subordinate and junior in right and priority of payment to the Advances and other Indebtedness of such person to the Banks in manner and by agreement satisfactory in form and substance to the Required Banks.

         "Subordinated Notes"  means the subordinated notes that may be issued
          ------------------
from time to time by Citation substantially as described in the preliminary Subordinated Notes Offering Memorandum furnished to the Administrative Agent pursuant to Section 2.5(i).

         "Subordinated Notes Documents"  means the Subordinated Notes Indenture,
          ----------------------------
the Subordinated Notes and all other agreements, instruments and documents executed or delivered in connection therewith, including, without limitation, the Subsidiary Guarantees (as defined in the Subordinated Notes Indenture).

         "Subordinated Notes Indenture"  means the Indenture to be entered into
          ----------------------------
among Citation, the Subsidiaries of Citation that are Guarantors (as defined in the final Subordinated Notes Offering Memorandum) and the trustee identified in the final Subordinated Notes Offering Memorandum, as amended or modified from time to time.

         "Subordinated Notes Offering Memorandum"  means the Offering Memorandum
          --------------------------------------
with respect to the $150,000,000 Citation Corporation Senior Subordinated Notes Due 2008. Any reference to the Subordinated Notes Offering Memorandum shall mean the Subordinated Notes Offering Memorandum in preliminary or final form, as indicated with such reference.

         "Subsidiary" of any person means any other person (whether now
          ----------
existing or hereafter organized or acquired) in which (other than directors qualifying shares required by law) more than 50% of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof.

         "Swing Line Bank" means the Administrative Agent.

         "Swing Line Facility" shall have the meaning specified in Section
          -------------------
2.1(c).

         "Swing Line Interest Period" means, with respect to any Swing Line
          --------------------------
Loan, the period commencing on the day such Swing Line Loan is made and ending on the date agreed upon between Citation and the Swing Line Bank at the time such Swing Line Loan is made, provided no Swing Line Interest Period which would end after the Termination Date shall be permitted.

         "Swing Line Loan" means any borrowing under Section 2.4 evidenced by
          ---------------
the Swing Line Note and made by the Swing Line Bank pursuant to Section 2.1(c).

         "Swing Line Note" means any promissory note of the Borrowers
          ---------------
evidencing the Swing Line Loans, in substantially the form annexed hereto as Exhibit B-2, as amended or modified from time to time and together with any
-----------
promissory note or notes issued in exchange or replacement therefor.

         "Swing Line Rate" means the Base Rate.
          ---------------

         "Termination Date" means the earlier to occur of (a) October 15, 2001
          ----------------
and (b) the date on which the Commitments shall be terminated pursuant to
Section 2.2 or 6.2.

         "Total Assets" of any person means the net book value of all assets of
          ------------
such person, less all goodwill included in such assets.

         "Total Consideration"  means, with respect to any acquisition by any
          -------------------
person, the sum of the maximum purchase price paid or to be paid and any other consideration given or to be given for such acquisition, including, without limitation, cash payments, Indebtedness issued, deferred obligations incurred, including, without limitation pursuant to earn-out provisions, equity and other securities issued or exchanged, and Indebtedness and other obligations forgiven, plus the aggregate principal amount of all Indebtedness and other obligations assumed by such person in connection with such acquisition.

         "Total Debt" means the Bank Obligations and all other Indebtedness of
          ----------
Citation and the Consolidated Entities, whether now existing or hereafter incurred, but excluding (a) Contingent Liabilities pursuant to earn-out provisions incurred as part of acquisitions permitted under Section 5.2(r), (b) trade accounts or accruals payable arising in the ordinary course of business, and (c) Indebtedness of the types described in clauses (e), (f) and (g) of the definition of the term "Indebtedness".

         "UCC-1" means each financing statement to be filed pursuant to the
          -----
Uniform Commercial Code, as enacted in any state in which any of the Collateral is located, in order to perfect the Collateral Agent's lien on the Collateral.

         "Year 2000 Issues"  means anticipated costs, problems and uncertainties
          -----------------
associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations, and financial condition of Citation and the Consolidated Entities and of Citation's and the Consolidated Entities' material customers, suppliers and vendors.

         "Year 2000 Program"  has the meaning ascribed thereto in Section
          -----------------
4.1(y).

         1.2 Other Definitions; Rules of Construction. As used herein, the terms
             ----------------------------------------
 "Administrative Agent", "Agents", "Bank", "Banks", "Borrower", "Borrowers",
  --------------------    ------    ----    -----    --------    ---------
 "Citation", "Collateral Agent", "Company", "Existing Bank", "Existing Banks",
  --------    ----------------    -------    -------------    --------------
 "Existing Credit Agreement", "Initial Participating Subsidiaries", "Initial
  -------------------------    ----------------------------------    -------
 Participating Subsidiary" and "this Agreement" shall have the respective
 ------------------------       --------------
 meanings ascribed thereto in the introductory paragraphs of this Agreement. Such terms, together with the other terms defined in Section 1.1 shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with Generally Accepted Accounting Principles unless such principles are inconsistent with the express requirements of this Agreement; provided that, if the Company notifies the
                                 --------
 Administrative Agent that the Borrowers wish to amend any covenant in Article V to eliminate the effect of any change in Generally Accepted Accounting Principles in the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Banks wish to amend Article V for such purpose), then the Borrowers' compliance with such covenant shall be determined on the basis of Generally Accepted Accounting Principles in effect immediately before the relevant change in Generally Accepted Accounting Principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrowers and the Required Banks. Use of the terms "herein", "hereof" and "hereunder" shall be deemed references to this Agreement
  ------    ------       ---------
 in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.


                                  ARTICLE II.
           THE COMMITMENTS, THE SWING LINE FACILITY AND THE ADVANCES
           ---------------------------------------------------------


         2.1  Commitment of the Banks and Swing Line Facility
              -----------------------------------------------

              (a) Revolving Credit Advances   Each Bank agrees, for itself only,
                  -------------------------
subject to the terms and conditions of this Agreement, to make Revolving Credit Loans to the Borrowers pursuant to Section 2.4 and Section 3.3 and to participate in Letter of Credit Advances to the Borrowers pursuant to Section 2.4, from time to time from and including the Effective Date to but excluding the Termination Date, not to exceed in aggregate principal amount at any time outstanding the amount determined pursuant to Section 2.1(b).

         (b) Limitation on Amount of Revolving Credit Advances. Notwithstanding
             -------------------------------------------------
anything in this Agreement to the contrary, the aggregate principal amount of the Revolving Credit Advances made by any Bank at any time outstanding shall not exceed the amount of its respective Commitment as of the date any such Advance is made and the aggregate principal amount of the Revolving Credit Advances made by all the Banks at any time outstanding shall not exceed $300,000,000, provided, however, that the aggregate principal amount of Letter of Credit
--------  -------
Advances outstanding at any time shall not exceed $20,000,000.

         (c) Swing Line Loans.  (i) The Borrowers may request the Swing Line
             ----------------
Bank to make, and the Swing Line Bank may, in its sole discretion provided that the requirements of Section 2.6 are complied with by the Borrowers at the time of such request, make, Swing Line Loans to the Borrowers from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate principal amount not to exceed at any date the lesser of
(A) $15,000,000 (the "Swing Line Facility") and (B) the aggregate unused portions of the Commitments of the Banks as of such date. Each Bank's Commitment shall be deemed utilized by an amount equal to such Bank's pro rata share (based on such Bank's Commitment) of each Swing Line Loan for purposes of determining the amount of Revolving Credit Advances required to be made by such Bank, but no Bank's Commitment, other than the Swing Line Bank, shall be deemed utilized for purposes of determining commitment fees under Section 2.3(a). Swing Line Loans shall bear interest at the Swing Line Rate. Within the limits of the Swing Line Facility, so long as the Swing Line Bank, in its sole discretion, elects to make Swing Line Loans, the Borrowers may borrow and reborrow under this Section 2.1(c)(i).

             (ii) The Swing Line Bank may at any time in its sole and absolute discretion require that any Swing Line Loan be refunded by a Floating Rate Borrowing from the Banks, and upon written notice thereof by the Swing Line Bank to the Administrative Agent, the Banks and Citation, the Borrowers shall be deemed to have requested a Floating Rate Borrowing in an amount equal to the amount of such Swing Line Loan, and such Floating Rate Borrowing shall be made to refund such Swing Line Loan. Each Bank shall be absolutely and unconditionally obligated (except as set forth in Section 2.1(c)(i)) to fund its pro rata share (based on such Bank's Commitment) of such Floating Rate Borrowing or, if applicable, purchase a participating interest in the Swing Line Loans pursuant to Section 2.1(c)(iii) and such obligation shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Bank or any Borrower or any of their respective Subsidiaries may have against the Swing Line Bank, any Borrower or any of their respective Subsidiaries or anyone else for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default, subject to Section 2.1(c)(iii); (C) any adverse change in the condition (financial or otherwise) of any Borrower or any of its Subsidiaries; (D) any breach of this Agreement by any Borrower or any of its Subsidiaries or any other Bank; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing (including without limitation any Borrower's failure to satisfy any conditions contained in Article II or any other provision of this Agreement).

             (iii) If, for any reason (including without limitation as a result of the occurrence of an Event of Default with respect to any Borrower pursuant to Section 6.1(e), (f) or (g)), Floating Rate Loans may not be made by the Banks as described in Section 2.1(c)(ii), then (A) each Borrower agrees that each Swing Line Loan not paid pursuant to Section 2.1(c)(ii) shall bear interest, payable on demand by the Swing Line Bank, at the Overdue Rate, and (B) effective on the date each such Floating Rate Loan would otherwise have been made, each Bank severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default, in lieu of deemed disbursement of loans, to the extent of such Bank's Commitment, purchase a participating interest in the Swing Line Loans by paying its participation percentage thereof. Each Bank will immediately transfer to the Swing Line Bank, in same day funds, the amount of its participation. Each Bank shall share on a pro rata basis (calculated by reference to its Commitment) in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Bank shall not have so made the amount of such participating interest available to the Swing Line Bank, such Bank and the Borrowers severally agree to pay to the Swing Line Bank forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Swing Line Bank, at (x) in the case of the Borrowers, the interest rate specified above and (y) in the case of such Bank, the Federal Funds Rate.

         2.2  Termination and Reduction of Commitments. (a) The Borrowers
              ----------------------------------------
shall have the right to terminate or reduce the Commitments at any time and from time to time at their option, provided that (i) the Borrowers shall give notice
                              --------
of such termination or reduction to the Administrative Agent (with sufficient executed copies for each Bank) specifying the amount and effective date thereof,
(ii) each partial reduction of the Commitments shall be in a minimum amount of $5,000,000 and in an integral multiple of $500,000, (iii) no such termination or reduction shall be permitted with respect to any portion of the Commitments as to which a request for an Advance pursuant to Section 2.4 is then pending and
(iv) the Commitments may not be terminated if any Advances are then outstanding and may not be reduced below the principal amount of Advances then outstanding.

              (b)  Each reduction of the Commitments pursuant to this Section
2.2 shall reduce the Commitments of all the Banks proportionately in accordance with the respective Commitment amounts for each such Bank prior to such reduction. The Commitments or any portion thereof terminated or reduced pursuant to this Section 2.2 may not be reinstated.

              (c)  For purposes of this Agreement, a Letter of Credit Advance
(i) shall be deemed outstanding in an amount equal to the sum of the maximum amount available to be drawn under the related Letter of Credit on or after the date of determination and on or before the stated expiry date thereof plus the amount of any draws under such Letter of Credit that have not been reimbursed as provided in Section 3.3 and (ii) shall be deemed outstanding at all times on and before such stated expiry date or such earlier date on which all amounts available to be drawn under such Letter of Credit have been fully drawn, and thereafter until all related reimbursement obligations have been paid pursuant to Section 3.3. As provided in Section 3.3, upon each payment made by the Administrative Agent in respect of any draft or other demand for payment under any Letter of Credit, the amount of any Letter of Credit Advance outstanding immediately prior to such payment shall be automatically reduced by the amount of each Loan deemed advanced in respect of the related reimbursement obligation of the Borrowers.

         2.3  Fees.  (a) The Borrowers agree to pay to the Administrative
              ----
Agent for the pro rata account of the Banks (based upon their respective Commitments) a commitment fee on the daily average unused amount of the aggregate Commitments, during each calendar quarter or portion thereof for the period from the Effective Date to but excluding the Termination Date, at a rate equal to the Commitment Fee Rate applicable during each such quarter. Accrued commitment fees shall be determined quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the first such Business Day occurring after the Effective Date, and on the Termination Date, and shall be payable within 15 days of each such last Business Day and on the Termination Date.

              (b) The Borrowers agree to pay to the Administrative Agent for the pro rata account of the Banks (based upon their respective Commitments) a closing fee in the amount equal to $150,000. Such closing fee shall be payable on or prior to the Effective Date.

              (c) On or before the date of issuance, extension or renewal of any Letter of Credit during any calendar quarter, the Borrowers agree (i) to pay to the Administrative Agent for the pro rata account of the Banks (based upon their respective Commitments) a fee computed at the rate equal to the Letter of Credit Fee Rate applicable during such quarter of the maximum amount available to be drawn from time to time under such Letter of Credit for the period from and including the date of issuance, extension or renewal, as the case may be, of such Letter of Credit to and including the stated expiry date of such Letter of Credit, and (ii) to pay an additional fee to the Administrative Agent for its own account computed at the rate of one-eighth of one percent (1/8 of 1%) per annum of such maximum amount for such period. Such fees are nonrefundable and the Borrowers shall not be entitled to any rebate of any portion thereof if such Letter of Credit does not remain outstanding through its stated expiry date or for any other reason. The Borrowers further agree to pay to the Administrative Agent, on demand, such other customary administrative fees, charges and expenses of the Administrative Agent in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

              (d) The Borrowers agree to pay to the Administrative Agent and the Arranger certain fees, in such amounts, and on such schedule, as provided in that certain letter agreement dated July 1, 1998 among

Citation, the Administrative Agent and the Arranger, and as the Borrowers and the Administrative Agent and the Arranger otherwise may from time to time agree.

         2.4 Disbursement of Advances. (a) Except with respect to Swing Line
             ------------------------
Loans, the Borrowers shall give the Administrative Agent notice of their request for each Borrowing in substantially the form annexed hereto as Exhibit C-1 not
                                                               -----------
later than 11:00 a.m. Chicago time (i) three Eurodollar Business Days prior to the date such Borrowing is requested to be made if such Borrowing is to be made as a Eurodollar Rate Borrowing, (ii) five Business Days prior to the date any Letter of Credit Borrowing is requested to be made, and (iii) one Business Day prior to the date such Borrowing is requested to be made in all other cases, which notice shall specify whether a Eurodollar Rate Borrowing, Floating Rate Borrowing or Letter of Credit Borrowing is requested and, in the case of each requested Eurodollar Rate Borrowing, the Interest Period to be initially applicable thereto and, in the case of each Letter of Credit Borrowing, such information as may be necessary for the issuance thereof by the Administrative Agent. With respect to Swing Line Loans, the Borrowers shall give the Swing Line Bank notice of their request for each Swing Line Loan in substantially the form of Exhibit C-2 not later than 1:00 p.m. Chicago time on the same Business Day
   -----------
such Swing Line Loan is requested to be made. The Administrative Agent, not later than 11:00 a.m. Chicago time on the Business Day next succeeding the day such notice is given, shall provide notice of each such requested Borrowing (not including Swing Line Loans) to each Bank. Subject to the terms and conditions of this Agreement, the proceeds of each such requested Swing Line Loan or Borrowing comprised of Revolving Credit Loans shall be made available to the Borrowers by depositing the proceeds thereof, in immediately available funds, in an account maintained and designated by the Borrowers at the principal office of the Administrative Agent. Subject to the terms and conditions of this Agreement, the Administrative Agent shall, on the date any Letter of Credit Advance is requested to be made, issue the related Letter of Credit on behalf of the Banks for the account of the Borrowers. Notwithstanding anything herein to the contrary, the Administrative Agent may decline to issue any requested Letter of Credit on the basis that the beneficiary, the purpose of issuance or the terms or the conditions of drawing are unacceptable to it in its discretion.

              (b) Each Bank, on the date any Borrowing comprised of Loans is requested to be made, shall make its pro rata share of such Borrowing available in immediately available funds for disbursement to the Borrowers pursuant to the terms and conditions of this Agreement at the principal office of the Administrative Agent. Unless the Administrative Agent shall have received notice from any Bank prior to the date such Borrowing is requested to be made under this Section 2.4 that such Bank will not make available to the Administrative Agent such Bank's pro rata portion of such Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date such Borrowing is requested to be made in accordance with this Section 2.4. If and to the extent such Bank shall not have so made such pro rata portion available to the Administrative Agent, the Administrative Agent may (but shall not be obligated to) make such amount available to the Borrowers, and such Bank and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to the Borrowers by the Administrative Agent until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate. If such Bank shall pay such amount to the Administrative Agent together with interest, such amount so paid shall constitute a Loan by such Bank as a part of such Borrowing for purposes of this Agreement. The failure of any Bank to make its pro rata portion of any such Borrowing available to the Administrative Agent shall not relieve any other Bank of its obligation to make available its pro rata portion of such Borrowing on the date such Borrowing is requested to be made, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Administrative Agent on the date of any such Borrowing.

              (c) All Revolving Credit Loans made under this Section 2.4 shall be evidenced by the Revolving Credit Notes, all Swing Line Loans under this
Section 2.4 shall be evidenced by the Swing Line Note, and all such Loans shall be due and payable and bear interest as provided in Article III. Each Bank is hereby authorized by the Borrowers to record on the schedule attached to its Note(s), or in its books and records, the date, amount and type of each Loan and the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided,
                                                                      --------
however, that failure of any Bank to record, or any error in recording, any such
-------
information shall not relieve the Borrowers of their obligation to repay the outstanding principal amount of the Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. Subject to the terms and conditions of this Agreement, the Borrowers may borrow Revolving Credit Loans under this Section 2.4 and under Section 3.3, prepay Revolving Credit Loans pursuant to Section 3.1 and reborrow Revolving Credit Loans under this Section
2.4 and under Section 3.3.

              (d) Nothing in this Agreement shall be construed to require or authorize any Bank to issue any Letter of Credit, it being recognized that the Administrative Agent has the sole obligation under this Agreement to issue Letters of Credit on behalf of the Banks, and the Commitment of each Bank with respect to Letter of Credit Advances is expressly conditioned upon the Administrative Agent's performance of such obligations. Upon such issuance by the Administrative Agent, each Bank shall automatically acquire a pro rata risk participation interest in such Letter of Credit Advance based on the amount of its respective Commitment. If the Administrative Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Administrative Agent shall provide notice thereof to each Bank by 11:00 a.m. Chicago time on the date such draft or demand is honored unless the Company shall have satisfied its reimbursement obligation under Section 3.3 by payment to the Administrative Agent on such date. Each Bank, by 4:00 p.m. Chicago time on such date, shall make its pro rata share of the amount paid by the Administrative Agent available in immediately available funds at the principal office of the Administrative Agent for the account of the Administrative Agent. If and to the extent such Bank shall not have made such pro rata portion available to the Administrative Agent, such Bank and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Administrative Agent until such amount is so made available to the Administrative Agent at a per annum rate equal to the Federal Funds Rate. If such Bank shall pay such amount to the Administrative Agent together with such interest, such amount so paid shall constitute a Loan by such Bank as part of the Borrowing disbursed in respect of the reimbursement obligation of the Borrowers under Section 3.3 for purposes of this Agreement. The failure of any Bank to make its pro rata portion of any such amount paid by the Administrative Agent available to the Administrative Agent shall not relieve any other Bank of its obligation to make available its pro rata portion of such amount, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Administrative Agent.

              (e) The initial Borrowing under this Agreement shall, subject to the terms and conditions of this Agreement, be a Borrowing of Revolving Credit Loans in an aggregate principal amount not less than the aggregate outstanding principal amount of the Loans (as defined in the Existing Credit Agreement) made by the Existing Banks under the Existing Credit Agreement (the "Restated Debt") and shall be made immediately upon the satisfaction of all conditions set forth in Sections 2.5 and 2.6. Notwithstanding anything in this Agreement or any of the other Loan Documents to the contrary, the Borrowers, the Banks and the Agents hereby agree that such initial Borrowing shall be funded as follows:

          (i) each Existing Bank, in its capacity as a Bank under this Agreement, shall automatically be deemed to have already funded to the Administrative Agent (and the Administrative Agent likewise shall automatically be deemed to have already disbursed to the Borrowers) an amount of such initial Borrowing equal to the portion of the Restated Debt held by such Bank;

          (ii) each Bank that is not an Existing Bank shall fund to the Administrative Agent an amount of such initial Borrowing equal to such Bank's pro rata share thereof based on such Bank's respective Commitment amount under this Agreement;

          (iii) if the amount deemed funded by any Bank under clause (i) above is less than such Bank's pro rata share of such initial Borrowing (based on such Bank's respective Commitment amount under this Agreement), then such Bank shall fund, by the actual transfer to the Administrative Agent of immediately available funds, the amount equal to such shortfall;

          (iv) if the amount deemed funded by any Bank under clause (i) above exceeds such Bank's pro rata share of such initial Borrowing (based on such Bank's respective Commitment amount under this Agreement), then the Administrative Agent shall remit to such Bank a portion of the amounts funded under clauses (ii) and (iii) above equal to such excess; and

          (v)   any portion of the amounts funded by the Banks under clauses
          (ii) and (iii) above remaining after the Administrative Agent has remitted all amounts required to be remitted to the Banks under clause
          (iv) above shall be made available to the Borrowers in accordance with
          Section 2.4(a);

such that thereupon (A) each Bank shall have funded a portion of such initial Borrowing in a net amount equal to its pro rata share thereof (based on such Bank's respective Commitment amount), and (B) all Loans (as defined in the Existing Credit Agreement) shall be deemed restated and replaced by such initial Borrowing.

    2.5  Conditions for First Disbursement. The obligation of the Banks to make
         ---------------------------------
the first Advances hereunder is subject to receipt by the Administrative Agent of the following documents (with sufficient copies for the Banks) and completion of the following matters, in form and substance satisfactory to each Bank and the Administrative Agent:

         (a) Charter and Partnership Documents.  Certificates of recent date of
             ---------------------------------
the appropriate authority or official of Citation's and each Initial Participating Subsidiary's respective state of incorporation or organization (listing all charter documents or the certificate of limited partnership, as applicable, of Citation and each Initial Participating Subsidiary, respectively, on file in that office if such listing is available) and certifying as to the good standing and corporate or partnership existence of Citation and each Initial Participating Subsidiary, respectively, together with copies of such charter documents or certificate of limited partnership, as the case may be, of Citation and each Initial Participating Subsidiary, certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of Citation, such Initial Participating Subsidiary or the general partner of such Initial Participating Subsidiary, as applicable;

         (b) By-Laws, Partnership Agreements and Corporate Authorizations.
             ------------------------------------------------------------
Copies of the by-laws or partnership agreement, as applicable, of Citation and each Initial Participating Subsidiary, together with all authorizing resolutions and evidence of other corporate action taken by Citation, such Initial Participating Subsidiary or the general partner of such Initial Participating Subsidiary, as the case may be, to authorize the execution, delivery and performance by Citation and each Initial Participating Subsidiary of the Loan Documents to which it is a party and the consummation by Citation and each such Initial Participating Subsidiary, respectively, of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of Citation, such Initial Participating Subsidiary or the general partner of such Initial Participating Subsidiary, as applicable;

         (c) Incumbency Certificates.  Certificates of incumbency of Citation,
             -----------------------
of each corporate Initial Participating Subsidiary and of the general partner of each partnership Initial Participating Subsidiary containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of Citation, each such Initial Participating Subsidiary and each such general partner in connection with the Loan Documents to which Citation or such Initial Participating Subsidiary, as the case may be, is a party and the consummation by Citation and such Initial Participating Subsidiary of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of Citation, such Initial Participating Subsidiary or the general partner of such Initial Participating Subsidiary, as applicable;

         (d) Notes.  The Revolving Credit Notes duly executed on behalf of
             -----
Citation and each Initial Participating Subsidiary for each Bank, and the Swing Line Note so executed for the Swing Line Bank;

         (e) Security Documents.  The Security Documents and such confirmations
             ------------------
and amendments of the Security Documents required or reasonably desired by the Administrative Agent in order to satisfy the requirements of Article VIII of this Agreement and otherwise to provide to the Collateral Agent for the benefit of the Banks and the Agents all of the security intended to be provided thereby, duly executed on behalf of Citation and each Initial Participating Subsidiary, as applicable, together with:

             (i)  Recording, Filing, Etc. Evidence of the recordation, filing
                  ----------------------
and other action (including payment of any applicable taxes or fees) in such jurisdictions as the Administrative Agent may deem necessary or appropriate with respect to the Security Documents, including the filing of financing statements, financing statement assignments, financing statement amendments and similar documents which the Administrative Agent may deem necessary or appropriate to create, preserve or perfect the liens, security interests and other rights intended to be granted to the Banks and the Agents thereunder, together with Uniform Commercial Code record searches in such offices as the Administrative Agent may request; and

             (ii) Environmental Certificate.  An Environmental Certificate dated
                  -------------------------
as of the Effective Date;

         (f) Legal Opinions.  The favorable written opinion of Ritchie &
             --------------
Rediker, L.L.C., counsel for Citation the and Initial Participating Subsidiaries in substantially the form annexed hereto as Exhibit E;
                                            ---------

         (g) Consents, Approvals, Etc. Copies of all governmental and
             ------------------------
nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part Citation or any Initial Participating Subsidiary in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of any of the Loan Documents, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized officer of Citation, or, if none is required, a certificate of such officer to that effect;

         (h) Fees.  Payment of the closing fees described in Section 2.3(b) and
             ----
all fees due to the Administrative Agent and the Arranger in accordance with
Section 2.3(d);

         (i) Subordinated Notes Offering Memorandum. The latest draft of the
             --------------------------------------
preliminary Subordinated Notes Offering Memorandum certified as true and complete by the chief financial officer of Citation, and the terms of the Subordinated Notes offering shall have been found satisfactory by the Administrative Agent;

         (j) Year 2000 Assessment. Information satisfactory to the Banks
             --------------------
regarding Citation's Year 2000 Program;

         (k) Payment of Amounts Owing Under Existing Credit Agreement. The
             --------------------------------------------------------
Borrowers shall have paid to the Existing Banks all interest, fees and other amounts including, without limitation, all amounts provided for under Section
3.9 of the Existing Credit Agreement in connection with the prepayment of Eurodollar Rate Loans (as defined in the Existing Credit Agreement) (but excluding principal of outstanding Loans (as defined in the Existing Credit Agreement), which shall be deemed part of the funding of the initial Borrowing under this Agreement, in accordance with Section 2.4(e)), it being understood that the restating and replacement of the Loans (as defined in the Existing Credit Agreement) pursuant to Section 2.4(e) shall result in a breaking of such Eurodollar Rate Loan contracts, and amounts may be due under Section 3.9 of the Existing Credit Agreement in connection therewith; and

         (l) Other.  Such other documents, and completion of such other matters,
             -----
as the Administrative Agent may reasonably request.

    2.6  Further Conditions for Disbursement. The obligation of the Banks to
         -----------------------------------
make the Advances (including the first Advances), or any continuation or conversion under Section 2.7, is further subject to the satisfaction of the following conditions precedent:

         (a) The representations and warranties contained in Article IV hereof and in the Security Documents shall be true and correct on and as of the date such Advances are made (both before and after such Advances are made) as if such representations and warranties were made on and as of such date;

         (b) No Default or Event of Default shall exist or shall have occurred and be continuing on the date such Advances are made (whether before or after such Advance is made);

         (c) No material adverse change shall have occurred in the financial condition of any Borrower since September 28, 1997;

         (d) All of the Loan Documents shall have remained, and then be, in full force and effect; and

         (e) In the case of any Letter of Credit Advance, the Borrowers shall have delivered to the Administrative Agent an application for the related Letter of Credit and other related documentation requested by and acceptable to the Administrative Agent appropriately completed and duly executed on behalf of the Borrowers.

The Borrowers shall be deemed to have made a representation and warranty to the Banks at the time of the making of, and the continuation or conversion of, each Advance to the effects set forth in clauses (a), (b), (c) and (d) of this
Section 2.6.

    2.7  Subsequent Elections as to Loans. The Borrowers may elect (a) to
         --------------------------------
continue a Eurodollar Rate Borrowing, or a portion thereof, as a Eurodollar Rate Borrowing or (b) to convert a Eurodollar Rate Borrowing, or a portion thereof, to a Floating Rate Borrowing or (c) to convert a Floating Rate Borrowing, or a portion thereof, to a Eurodollar Rate Borrowing in each case by giving notice thereof to the Administrative Agent in substantially the form annexed hereto as Exhibit D not later than 11:00 a.m. Chicago time three Eurodollar Business Days
---------
prior to the date any such continuation of or conversion to a Eurodollar Rate Borrowing is to be effective and not later than 11:00 a.m. Chicago time one Business Day prior to the date such continuation or conversion is to be effective in all other cases, provided that an outstanding Eurodollar Rate
                              --------
Borrowing may only be converted on the last day of the then current Interest Period with respect to such Borrowing, and provided, further, if a continuation
                                           --------  -------
of a Borrowing as, or a conversion of a Borrowing to, a Eurodollar Rate Borrowing is requested, such notice shall also specify the Interest Period to be applicable thereto upon such continuation or conversion. The Administrative Agent, not later than 11:00 a.m. Chicago time on the Business Day next succeeding the day such notice is given, shall provide notice of such election to the Banks. If the Borrowers shall not timely deliver such a notice with respect to any outstanding Eurodollar Rate Borrowing, the Borrowers shall be deemed to have elected to convert such Eurodollar Rate Borrowing to a Floating Rate Borrowing on the last day of the then current Interest Period with respect to such Borrowing.

    2.8  Limitation of Requests and Elections.  Notwithstanding any other
         ------------------------------------
provision of this Agreement to the contrary, if, upon receiving a request for a Eurodollar Rate Borrowing pursuant to Section 2.4, or a request for a continuation of a Eurodollar Rate Borrowing, or a request for a conversion of a Floating Rate Borrowing to a Eurodollar Rate Borrowing pursuant to Section 2.7,
(a) deposits in Dollars for periods comparable to the Interest Period elected by the Borrowers are not available to one or more of the Banks in the London interbank market, or (b) the Eurodollar Rate will not adequately and fairly reflect the cost to any Bank of making, funding or maintaining its related Eurodollar Rate Loan, or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for, or shall limit or impair the ability of, any Bank to make or fund its relevant Loan or to continue such Loan as a Loan of the then existing type or to convert a Loan to such a Loan, then the Borrowers shall not be entitled, so long as such circumstances continue, to request a Eurodollar Rate Borrowing pursuant to
Section 2.4 or a continuation of or conversion to a Eurodollar Rate

Borrowing type pursuant to Section 2.7. In the event that such circumstances no longer exist, the Banks shall again consider requests for Eurodollar Rate Borrowings pursuant to Section 2.4, and requests for continuations of and conversions to Eurodollar Rate Borrowings pursuant to Section 2.7.

    2.9  Minimum Amounts; Etc. Except for (a) Borrowings which exhaust the
         --------------------
entire remaining amount of the Commitments, and (b) payments required pursuant to Section 3.8, each Eurodollar Rate Borrowing and each continuation thereof or conversion thereto pursuant to Section 2.7 shall be in a minimum amount of $2,500,000 and in an integral multiple of $100,000, and each Floating Rate Borrowing and each continuation thereof or conversion thereto pursuant to
Section 2.7 and each prepayment thereof shall be in a minimum amount of $500,000 and in an integral multiple of $100,000.

    2.10 Additional Required Documents for New Participating Subsidiaries.  On
         ----------------------------------------------------------------
or before the date on which a Subsidiary becomes a Participating Subsidiary, the Administrative Agent shall have received, with copies for each of the Banks, the following:

         (a) a certificate of such Subsidiary's, or such Subsidiary's general partner's, corporate secretary, in substantially the same form as those provided by the Initial Participating Subsidiaries and otherwise satisfactory to the Administrative Agent and certifying as to the incumbency and signatures of the officers of such Subsidiary or general partner, as the case may be, together with the following documents attached thereto:

             (1) A copy of resolutions of such Subsidiary's, or such Subsidiary's general partner's, board of directors authorizing the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents, and each other document to be delivered by such Subsidiary pursuant hereto;

             (2) A copy, certified as of the most recent date practicable by the appropriate authority or official of the jurisdiction in which such Subsidiary's articles or certificate of incorporation or certificate of limited partnership or similar document is filed or the appropriate authority or official of the state where such Subsidiary is incorporated or with which such Subsidiary's certificate of limited partnership or similar document has been filed, as appropriate, of such Subsidiary's articles or certificate of incorporation or certificate of limited partnership or similar document; and

             (3) A copy of such Subsidiary's bylaws or partnership agreement or similar document;

         (b) certificates, as of the most recent dates practicable, of the aforesaid authorities or officials, the appropriate authority or official of each state in which such Subsidiary is qualified as a foreign corporation and the department of revenue or taxation of each of the foregoing states, as to the good standing of such Subsidiary;

         (c) a written opinion of legal counsel for such Subsidiary and addressed to the Agents and the Banks, in form substantially similar to, and covering such matters covered by, the opinion provided by counsel for the Initial Participating Subsidiaries in connection with the closing of this Agreement, and otherwise satisfactory to the Administrative Agent;

         (d) fully executed copies of all Loan Documents that this Agreement requires to be executed or delivered (or both) by such Subsidiary (including a duly executed Participating Subsidiary Assumption Agreement, in the case of any Subsidiary that becomes a Participating Subsidiary after the Effective Date), and fully executed Security Documents, which Security Documents shall include, as applicable, a pledge agreement of such Subsidiary, in substantially the same form as any Pledge Agreement provided by Citation and otherwise acceptable to the Administrative Agent, an amendment to the Pledge Agreement of Citation, and an Environmental Certificate executed by such Subsidiary; and

               (e) such additional supporting documents as the Administrative Agent or its counsel may reasonably request.


                                 ARTICLE III.
                     PAYMENTS AND PREPAYMENTS OF ADVANCES
                     ------------------------------------

          3.1  Principal Payments and Prepayments.  (a) Unless earlier payment
               ----------------------------------
is required under this Agreement, the Borrowers shall pay to the Banks on the Termination Date the entire outstanding principal amount of the Loans.

               (b) The Borrowers may at any time and from time to time prepay all or a portion of the Loans, without premium or penalty, provided that (i) the
                                                           --------
Borrowers may not prepay any portion of any Loan as to which an election for a continuation of or a conversion to a Eurodollar Rate Loan is pending pursuant to
Section 2.4, and (ii) unless earlier payment is required under this Agreement, any Eurodollar Rate Loan may only be prepaid on the last day of the then current Interest Period with respect to such Loan.

               (c) Notwithstanding any other provision of this Agreement or the Notes, immediately upon any reduction of the Commitments under Section 2.2, the Borrowers shall prepay the Loans in an amount sufficient that, after giving effect to such prepayment, the aggregate outstanding principal amount of the Loans shall not be greater than the aggregate amount of the Commitments as so reduced.

          3.2  Interest Payments.  The Borrowers shall pay interest to the Banks
               -----------------
on the unpaid principal amount of each Loan, for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the following rates per annum:

               (a)  With respect to Revolving Credit Loans:

                    (i) During such periods that such Loan is a Floating Rate Loan, the Floating Rate; and

                    (ii) During such periods that such Loan is a Eurodollar Rate Loan, the Eurodollar Rate applicable to such Loan for each related Eurodollar Interest Period.

               (b)  With respect to Swing Line Loans, the Swing Line Rate.

Notwithstanding the foregoing paragraphs (a) and (b), the Borrowers shall pay interest on demand by the Administrative Agent at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Borrowers hereunder (other than interest) at any time on or after an Event of Default if required in writing by the Required Banks.

          3.3  Letter of Credit Reimbursement Payments.  (a)(i) The Borrowers
               ---------------------------------------
agree to pay to the Banks, on the day on which the Administrative Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by the Administrative Agent in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by the Administrative Agent relative thereto. Unless the Borrowers shall have made such payment to the Banks on such day, upon each such payment by the Administrative Agent, the Administrative Agent shall be deemed to have disbursed to the Borrowers, and the Borrowers shall be deemed to have elected to satisfy their reimbursement obligation by, a Borrowing of Revolving Credit Loans bearing interest at the Floating Rate for the account of the Banks in an amount equal to the amount so paid by the Administrative Agent in respect of such draft or other demand under such Letter of Credit. Such Loans shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Advance set forth in Article II hereof and, to the extent of the Loans so disbursed, the reimbursement obligation of the Borrowers under this Section 3.3 shall be deemed satisfied; provided, however, that nothing in this Section 3.3
                           --------  -------
shall be deemed to constitute a waiver of any Default or Event of Default caused by the failure to satisfy the conditions for disbursement or otherwise.

                    (ii) If, for any reason (including without limitation as a result of the occurrence of an Event of Default with respect to any Borrower pursuant to Section 6.1(e), (f) or (g)), Floating Rate Loans may not be made by the Banks as described in Section 3.3(a)(i), then (A) the Borrowers agree that each reimbursement amount not paid pursuant to the first sentence of Section 3.3(a)(i) shall bear interest, payable on demand by the Administrative Agent, at the interest rate then applicable to Floating Rate Loans, and (B) effective on the date each such Floating Rate Loan would otherwise have been made, each Bank severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default, in lieu of deemed disbursement of Loans, to the extent of such Bank's Commitment, purchase a participating interest in each reimbursement amount. Each Bank will immediately transfer to the Administrative Agent, in same day funds, the amount of its participation. Each Bank shall share on a pro rata basis (calculated by reference to its Commitment) in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Bank shall not have so made the amount of such participating interest available to the Administrative Agent, such Bank and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Administrative Agent until the date such amount is paid to the Administrative Agent, at (x) in the case of the Borrowers, the interest rate then applicable to Floating Rate Loans and (y) in the case of such Bank, the Federal Funds Rate.

               (b)  The reimbursement obligation of the Borrowers under this
Section 3.3 shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all obligations of the Borrowers to the Banks hereunder shall have been satisfied, and such obligations of the Borrowers shall not be affected, modified or impaired upon the happening of any event, including without limitation, any of the following, whether or not with notice to, or the consent of, any Borrower:

                    (i) Any lack of validity or enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

                    (ii) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

                    (iii) The existence of any claim, setoff, defense or other right which the Borrowers may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), either Agent or any Bank or any other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

                    (iv) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                    (v) Payment by the Administrative Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

                    (vi) Any failure, omission, delay or lack on the part of the either Agent or any Bank or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon either Agent, any Bank or any such party under this Agreement or any of the Letter of Credit Documents, or any other acts or omissions on the part of either Agent, any Bank or any such party;

                    (vii) Any other event or circumstance that would, in the absence of this clause, result in the release or discharge by operation of law or otherwise of any Borrower from the performance or observance of any obligation, covenant or agreement contained in this Section 3.3.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which any of the Borrowers have or may have against the beneficiary of any Letter of Credit shall be available hereunder to the Borrowers against the Agent or any Bank. Nothing in this Section 3.3 shall limit the liability, if any, of the Banks to the Borrowers pursuant to Section 9.5, or the liability, if any, of the Agents to the Banks under Article VII of this Agreement.

          3.4  Payment Method.  (a) All payments to be made by the Borrowers
               --------------
hereunder will be made to the Administrative Agent for the account of the Banks in Dollars and in immediately available funds not later than 1:00 p.m. at the principal office of the Administrative Agent specified in Section 9.2. Payments received after 1:00 p.m. at the place for payment shall be deemed to be payments made prior to 1:00 p.m. at the place for payment on the next succeeding Business Day; provided that payments with respect to Swing Line Loans shall be made to
     --------
the Administrative Agent for the account of the Swing Line Bank. The Borrowers hereby authorize the Administrative Agent to charge their accounts with the Administrative Agent in order to cause timely payment of amounts due hereunder to be made (subject to sufficient funds being available in such account for that purpose).

               (b) At the time of making each such payment, the Borrowers shall, subject to the other terms and conditions of this Agreement, specify to the Administrative Agent that Borrowing or other obligation of the Borrowers hereunder to which such payment is to be applied. In the event that the Borrowers fail to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Administrative Agent may apply such payments as it may determine in its sole discretion.

               (c) On the day such payments are deemed received, the Administrative Agent shall remit to the Banks their pro rata shares of such payments in immediately available funds to the Banks at their respective address in the United States specified for notices pursuant to Section 9.2. In the case of payments of principal and interest on any Borrowing, such pro rata shares shall be determined with respect to each such Bank by the ratio which the outstanding principal balance of its Loan included in such Borrowing bears to the outstanding principal balance of the Loans of all of the Banks included in such Borrowing, and in the case of fees paid pursuant to Section 2.3 and other amounts payable hereunder (other than the closing fees payable pursuant to Section 2.3(b), the Letter of Credit fees for the Administrative Agent pursuant to Section 2.3(c), the Administrative Agent's fees payable pursuant to Section 2.3(d) and amounts payable to any Bank under Section 3.7), such pro rata shares shall be determined with respect to each such Bank by the ratio which the Commitment of such Bank bears to the Commitments of all the Banks.

          3.5  No Setoff or Deduction.  All payments of principal of and
               ----------------------
interest on the Loans and other amounts payable by the Borrowers hereunder shall be made by the Borrowers without setoff or counterclaim, and, subject to the next succeeding sentence, free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority. If any such taxes, levies, imposts, duties, fees, assessments or other charges are imposed, the Borrowers will pay such additional amounts as may be necessary so that payment of principal of and interest on the Loans and other amounts payable hereunder, after withholding or deduction for or on account thereof, will not be less than any amount provided to be paid hereunder and, in any such case, the Borrowers will furnish to the Banks certified copies of all tax receipts evidencing the payment of such amounts within 45 days after the date any such payment is due pursuant to applicable law.

          3.6  Payment on Non-Business Day; Payment Computations. Except as
               -------------------------------------------------
otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension.

Computations of interest and other amounts due under this Agreement shall be made on the basis of a year of 360 days (or 365 or 366 days, as the case may be, when determining the Floating Rate) for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

          3.7  Additional Costs.  (a) In the event that any applicable law,
               ----------------
treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or either Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or either Agent with any guideline, request or directive of any such authority (whether or not having the force of law), shall (i) affect the basis of taxation of payments to any Bank or either Agent of any amounts payable by the Borrowers under this Agreement (other than taxes imposed on the overall net income of any Bank or either Agent by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which any Bank or either Agent, as the case may be, has its principal office), or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank or either Agent, or (iii) shall impose any other condition with respect to this Agreement, or any of the Commitments, the Notes or the Loans or any Letter of Credit, and the result of any of the foregoing is to increase the cost to any Bank or either Agent, as the case may be, of making, funding or maintaining any Eurodollar Rate Loan or any Letter of Credit or to reduce the amount of any sum receivable by any Bank or either Agent, as the case may be, thereon, then the Borrowers shall pay to such Bank or such Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Administrative Agent) or such Agent, additional amounts sufficient to compensate such Bank or such Agent, as the case may be, for such increased cost or reduced sum receivable to the extent, in the case of any Eurodollar Rate Loan, such Bank or such Agent is not compensated therefor in the computation of the interest rate applicable to such Eurodollar Rate Loan. A statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by such Bank or such Agent, as the case may be, and submitted by such Bank or such Agent, as the case may be, to the Borrowers, shall be conclusive and binding for all purposes absent manifest error in computation.

               (b) In the event that any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or either Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or either Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Bank or such Agent (or any corporation controlling such Bank or such Agent) and such Bank or such Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Bank's or such Agent's obligations hereunder and such increase has the effect of reducing the rate of return on such Bank's or such Agent's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which such Bank or such Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then the Borrowers shall pay to such Bank or such Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Administrative Agent) or such Agent, additional amounts sufficient to compensate such Bank or such Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Bank or such Agent reasonably determines to be allocable to the existence of such Bank's or such Agent's obligations hereunder. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Bank or such Agent, as the case may be, and submitted by such Bank or such Agent to the Company, shall be conclusive and binding for all purposes absent manifest error in computation.

          3.8  Illegality and Impossibility. In the event that any applicable
               ----------------------------
law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for any Bank to maintain any Loan under this Agreement, the Borrowers shall upon receipt of notice thereof from such Bank repay in full the then outstanding principal amount of each Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to such Bank under Section 3.9, (a) on the last day of the then current Interest Period applicable to such Loan if such Bank may lawfully continue to maintain such Loan to such day, or (b) immediately if such Bank may not continue to maintain such Loan to such day.

          3.9  Indemnification. If the Borrowers make any payment of principal
               ---------------
with respect to any Eurodollar Rate Loan on any other date than the last day of an Interest Period applicable thereto (whether pursuant to Section 3.8, Section 6.2, or in connection with any transaction contemplated by Section 9.1(d), or otherwise), or if the Borrowers fail to borrow any Eurodollar Rate Loan after notice has been given to the Banks in accordance with Section 2.4 or fail to convert a Floating Rate Borrowing into, or to continue, a Eurodollar Rate Borrowing after making such election pursuant to Section 2.7, or if the Borrowers fail to make any payment of principal or interest in respect of a Eurodollar Rate Loan when due, the Borrowers shall reimburse each Bank on demand for any resulting loss or expense incurred by each such Bank, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not such Bank shall have funded or committed to fund such Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by such Bank and submitted by such Bank to the Borrowers, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to such Bank under this Section 3.9 shall be made as though such Bank shall have actually funded or committed to fund the relevant Eurodollar Rate Loan through the purchase of an underlying deposit in an amount equal to the amount of such Loan in the relevant market and having a maturity comparable to the related Interest Period and through the transfer of such deposit to a domestic office of such Bank in the United States; provided, however, that each Bank may fund any
                           --------  -------
Eurodollar Rate Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section 3.9.


                                  ARTICLE IV.
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          4.1  Original.  To induce the Agents and the Banks to enter into this
               --------
Agreement, each Borrower, jointly and severally, represents and warrants to the Agents and the Banks, as of the date hereof and, except as otherwise expressly provided, as of all times (including, without limitation, as of the date each Advance is requested and made) until the Termination Date and thereafter until all Obligations under the Loan Documents are satisfied, as follows:

               (a) Citation is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware; each Consolidated Entity is a corporation or limited partnership, as the case may be, duly organized, validly existing and in good standing under the Laws of its state of organization, each of Citation and the Consolidated Entities has the lawful power to own its properties and to engage in the business it conducts, and is duly qualified and in good standing as a foreign corporation in the jurisdictions wherein the nature of the business transacted by it or property owned by it makes such qualification necessary; the states in which Citation and each Consolidated Entity are qualified to do business are set forth in Schedule
                                                                       --------
4.1(a) annexed hereto, the addresses of all places of business and headquarters
------
of Citation and each Consolidated Entity are as set forth in Schedule 4.1(a)
                                                             ---------------
annexed hereto and the addresses of all places where any property or assets of Citation and each Consolidated Entity are located and a brief description of the nature of such property and assets at each such location are set forth in
Schedule 4.1(a) annexed hereto;
---------------

               (b)  Except as set forth in Schedule 4.1(b) annexed hereto,
                                           ---------------
neither Citation nor any Consolidated Entity has used any corporate or fictitious name other than the name for Citation or such Consolidated Entity, as the case may be, as is used in this Agreement, which is the same as the name shown, respectively, on Citation's and such Consolidated Entity's certificate or articles of incorporation or certificate of limited partnership, as applicable, through the date of filing of the last amendment thereto;

               (c) None of the Borrowers is directly or indirectly controlled by, or acting on behalf of, any Person which is an "Investment Company," within the meaning of the Investment Company Act of 1940, as amended;

               (d) Neither Citation nor any Consolidated Entity has been the surviving corporation in a merger, acquired any business, or changed its principal executive office within five (5) years and one (1) month prior to the date hereof, except as set forth in Schedule 4.1(d) annexed hereto;
                                    ---------------

               (e) Neither Citation nor any Consolidated Entity is in default with respect to any of its existing Indebtedness, and the making and performance of this Agreement, the Notes, and the other Loan Documents will not (immediately, or with the passage of time, the giving of notice, or both):

                    (1) Violate the charter or by-law provisions or the certificate of limited partnership or partnership agreement or any similar document of any Borrower, or violate any Law or result in a default under any contract, agreement or instrument to which any Borrower or any Consolidated Entity is a party or by which any Borrower or any Consolidated Entity or its property is bound; or

                    (2) Result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of any Borrower or any Consolidated Entity except in favor of the Collateral Agent for the benefit of the Banks and the Agents;

               (f) Each Borrower has the power and authority to enter into and perform this Agreement, the Notes, and the other Loan Documents, and to incur the obligations herein and therein provided for, and has taken all corporate or partnership, as the case may be, action necessary to authorize the execution, delivery, and performance of this Agreement, the Notes, and the other Loan Documents;

               (g) This Agreement, the Notes and the other Loan Documents are, or when delivered will be, valid, binding, and enforceable in accordance with their respective terms;

               (h) The Security Documents, together with any UCC-1's and all other documents filed in connection therewith, create as security for the Obligations a valid and enforceable perfected first-priority security interest in and lien on all of each Borrower's rights, title and interest in the Collateral, in favor of the Collateral Agent for the benefit of the Banks and the Agents, superior and prior to the rights of all third Persons and subject to no other Liens;

               (i)  Except as disclosed in Schedule 4.1(i) annexed hereto, there
                                           ---------------
is no pending order, notice, claim, litigation, proceeding or investigation against or affecting Citation or any Consolidated Entity whether or not covered by insurance, that would involve the payment of $500,000 or more if adversely determined;

               (j) Each of Citation and the Consolidated Entities has good and marketable title to all of its assets, including the Collateral, free of any security interest, encumbrance or lien, or claim of any third person except for Permitted Liens;

               (k) The Financial Statements, including any schedules and notes pertaining thereto, have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, and fully and fairly present the financial condition of Citation and the Consolidated Entities at the dates thereof and the results of operations for the periods covered thereby, except that the interim Financial Statements may not include all footnotes required for conformity with Generally Accepted Accounting Principles, and there have been no material adverse changes in the Consolidated financial condition or business of Citation and the Consolidated Entities from the dates of the Financial Statements to the date hereof;

               (l) As of the date of the Financial Statements, Citation and the Consolidated Entities had no material Indebtedness of any nature, including, but without limitation, liabilities for taxes and any interest or penalties relating thereto, except to the extent reflected (in a footnote or otherwise) and reserved against in the Financial Statements or as disclosed in or permitted by this Agreement; none of the Borrowers knows or has any reasonable ground to know of any basis for the assertion against it or any Consolidated Entity of any material Indebtedness of any nature not fully reflected and reserved against in the Financial Statements;

               (m) Except as otherwise permitted herein, each of Citation and the Consolidated Entities has filed all federal, state and local tax returns and other reports that it is required by Law to file prior to the date hereof and which are material to the conduct of its businesses, has paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof, and has made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable; none of the Borrowers has any knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments or charges not provided for on its books;

               (n)  Except as otherwise disclosed in Schedule 4.1(n) annexed
                                                     ---------------
hereto, or except to the extent that the failure to comply would not materially interfere with the conduct of the business of Citation or any Consolidated Entity, Citation and each Consolidated Entity has complied with all applicable Laws with respect to:

                    (1) Any restrictions, specifications, or other requirements pertaining to products that Citation or any Consolidated Entity manufactures or sells or to the services that Citation or any Consolidated Entity performs;

                    (2)  The conduct of its businesses; and

                    (3) The use, maintenance and operation of the real and personal properties owned or leased by it in the conduct of its businesses;

               (o) No representation or warranty by any Borrower contained herein or in any other Loan Document or in any certificate or other document furnished by any Borrower pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made;

               (p) Each consent, approval or authorization of, or filing, registration or qualification with, any Person that is required to be obtained or effected by Citation or any Consolidated Entity in connection with the execution and delivery of this Agreement, the Notes, and the other Loan Documents or the undertaking or performance of any obligation hereunder or thereunder has been duly obtained or effected;

               (q) All existing Indebtedness of each Borrower which, with respect to any particular item, is in excess of $150,000:

                    (1)  For money borrowed; or

                    (2) Under any security agreement, mortgage, or agreement covering the lease by any Borrower as lessee of real or personal property,

is described in the most recent Financial Statements furnished by the Borrowers to the Administrative Agent;

               (r) To the best of each Borrower's knowledge, all parties (including each Borrower and each Consolidated Entity) to any material lease, contract or commitment of any kind to which any Borrower or any other Consolidated Entity is a party have complied with the provisions of such lease, contract or commitment; no party is in default under any material lease, contract, or other commitment thereof and no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default thereunder;

               (s) Neither Citation nor any Consolidated Entity has made any agreement or taken any action which may cause any Person to become entitled to a commission or finder's fee as a result of the making of the Advances hereunder;

               (t) Citation's Consolidated federal tax returns for all years of operation prior to its fiscal year ended September 28, 1997 have been filed with the Internal Revenue Service and have not been challenged; provided, however, that said tax returns for the fiscal years ended October 3, 1993 and October 2, 1994 have been audited and the Internal Revenue Service has proposed adjustments to taxable income for such years of $295,543 and $835,737, respectively, but there has not to date been any final determination made with respect thereto;

               (u)  Except as set forth on Schedule 4.1(u) annexed hereto, with
                                           ---------------
regard to each Benefit Plan that any Borrower or any ERISA Affiliate maintains or contributes to, or has maintained or contributed to: (1) Any such Benefit Plan that is a Pension Plan satisfies the minimum funding standards of Section 302 of ERISA; (2) there have been no Reportable Events (as defined in Section 4043 of ERISA) or Prohibited Transactions (as defined in Section 408 of ERISA) with respect to any such Benefit Plan; (3) the Internal Revenue Service has not issued a minimum funding waiver with respect to any such Benefit Plan that is a Pension Plan; (4) none of such Benefit Plans is a multiemployer plan as defined in Section 3(37) of ERISA; (5) each such Benefit Plan to which 4980B of the Internal Revenue Code of 1986, as amended, applies has been operated in compliance therewith; (6) no such Benefit Plan provides benefits to employees beyond retirement or other termination of employment other than benefits required by Section 4980B of the Internal Revenue Code of 1986, as amended; and
(7) each such Benefit Plan is in compliance in all material respects with the Code and ERISA;

               (v)  Schedule 4.1(v) annexed hereto correctly sets forth the
                    ---------------
corporate or partnership, as the case may be, name, the jurisdiction of incorporation or partnership formation, as the case may be, and the ownership (corporate stock or partnership interest, as the case may be) of Citation and each Consolidated Entity. All outstanding shares of capital stock or partnership interests of each class or type of each of Citation and the Consolidated Entities have been validly issued and are fully paid and nonassessable and, in the case of each such Consolidated Entity, are owned, beneficially and of record, by Citation or another Consolidated Entity free and clear of any Liens. Each Participating Subsidiary is a Consolidated Entity;

               (w) Each Borrower owns or has the rights to use, pursuant to written licenses, all patents, trademarks and copyrights used or employed in its business and products; and

               (x) No Borrower's Inventory is subject to any license agreement relating to patents, trademarks or copyrights which could, directly or indirectly, preclude or render impracticable the realization by Agent for the benefit of the Banks of the value of such Inventory.

               (y) Citation and the Consolidated Entities are in the process of making a full and complete assessment of the Year 2000 Issues, which process they reasonably expect to complete by December 31, 1998, and they have a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program the Borrowers do not reasonably anticipate that Year 2000 Issues will have a material adverse effect on (i) the business, assets, operations or condition (financial or otherwise) of Citation and the Consolidated Entities on a consolidated basis, (ii) the ability of any Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any Loan Document or the rights or remedies of any Bank or either Agent under any Loan Document.

          4.2  Survival. All of the representations and warranties set forth in
               --------
Section 4.1 shall survive until all Obligations are satisfied in full and there remain no outstanding Commitments.


                                  ARTICLE V.
                             BORROWERS' COVENANTS
                             --------------------

          Each Borrower does hereby, jointly and severally, covenant and agree with the Agents and the Banks that, so long as any of the Obligations remains unsatisfied or any Commitments remain outstanding, and thereafter until this Agreement is terminated in writing, it will comply and it will cause the other Borrowers and the Consolidated Entities to comply, at all times with the following covenants:

          5.1  Affirmative Covenants.
               ---------------------

               (a) Each Borrower will take and will cause each other Consolidated Entity to take all necessary steps to preserve their respective corporate or limited partnership, as the case may be, existence and franchises and comply with all present and future Laws, applicable to it in the operation of its businesses, and all material agreements to which it is subject.

               (b) Each Borrower will use the proceeds of the Advances only for the purposes set forth below in this Section 5.1(b), and will furnish to each Bank such evidence as it may reasonably require with respect to such use. The proceeds of the Advances shall be used by the Borrowers for general working capital and, to the extent permitted by this Agreement, to fund acquisitions.

               (c) Citation will furnish to the Administrative Agent (and the Administrative Agent will furnish copies thereof to the Banks):

                    (1) Within three (3) Business Days after the initial issuance of Subordinated Notes under the Subordinated Notes Indenture, copies of all Subordinated Notes Documents, certified as true and complete and in full force and effect by the chief financial officer of Citation.

                    (2) Within sixty (60) days after the close of each quarterly accounting period in each fiscal year:

                         (i) A Consolidated statement of Stockholders' Equity and a Consolidated statement of Cash Flows of Citation and the Consolidated Entities for such quarterly period;

                         (ii) Consolidated and consolidating income statements of Citation and the Consolidated Entities for such quarterly period;

                         (iii) Consolidated and consolidating balance sheets of Citation and the Consolidated Entities as of the end of such quarterly period all in reasonable detail, subject to year-end audit adjustments and certified by Citation's president or principal financial officer as having been prepared in accordance with Generally Accepted Accounting Principles, consistently applied, by Citation and the Consolidated Entities, except for any inconsistencies explained in such certificate to the satisfaction of the Required Banks; and

                         (iv) A Consolidated income statement for the period of four consecutive fiscal quarters of Citation ending with the end of such quarter, in each case prepared for Citation and the Consolidated Entities on a pro forma basis assuming that each Consolidated Entity that was acquired by Citation after the first day of such period (and that exists as a Consolidated Entity at the end of such period) was acquired on and as of the first day of such period;

                    (3) Within ninety (90) days after the close of each fiscal year:

                         (i) A Consolidated statement of Stockholders' Equity and a Consolidated statement of Cash Flows of Citation and the Consolidated Entities for such fiscal year;

                         (ii) Consolidated and consolidating income statements of Citation and the Consolidated Entities for such fiscal year; and

                         (iii) Consolidated and consolidating balance sheets of Citation and the Consolidated Entities as of the end of such fiscal year;

                         all in reasonable detail, including all supporting schedules and comments; the Consolidated statements and balance sheets to be audited by an independent certified public accountant selected by Citation and acceptable to the Required Banks, and certified by such accountants to have been prepared in accordance with Generally Accepted Accounting Principles, consistently applied, by Citation and the Consolidated Entities except for any inconsistencies explained in such certificate to the satisfaction of the Required Banks; in addition, Citation will obtain from such independent certified public accountants and deliver to the Administrative Agent (and the Administrative Agent will furnish copies thereof to the Banks), within ninety
                         (90) days after the close of each fiscal year, their written statement that in making the examination necessary to their certification they have obtained no knowledge of any Event of Default by Citation or any other Borrower, or disclosing all Events of Default of which they have obtained knowledge; provided, however,
                                                             --------  -------
                         that in making their examination such accountants shall not be required to go beyond the bounds of generally accepted auditing procedures for the purpose of certifying financial statements; Lender shall have the right from time to time to discuss Citation's and each Consolidated Entity's affairs directly with Citation's independent certified public accountant after notice to Citation and opportunity of Citation to be present at any such discussions.

                    (4) Contemporaneously with each quarterly and year-end financial report required by the foregoing paragraphs, a Compliance Certificate, wherein in addition to the financial information reported in such Compliance Certificate, the president or principal financial officer of Citation shall certify that he has individually reviewed the provisions of this Agreement and that a review of the activities of Citation and the Consolidated Entities during such year or quarterly period, as the case may be, has been made by or under the supervision of the signer of such certificate with a view to determine whether each Borrower has kept, observed, performed and fulfilled all its obligations under this Agreement, and that, to the best of his knowledge, each Borrower has observed and performed each and every undertaking contained in this Agreement and is not at the time in default in the observance or performance of any of the terms and conditions hereof, or specifying all such Defaults and Events of Default of which he may have knowledge;

                    (5) Promptly after sending or making available or filing of the same, copies of all reports, proxy statements and financial statements that any Borrower sends or makes available to its stockholders or other holders of equity interests and all registration statements and reports that any Borrower files with the Securities and Exchange Commission or any successor Person;

                    (6)  Together with the financial statements required under
                         Section 5.1(c)(2) and 5.1(c)(3), a certificate (the "Margin Certificate") executed by the chief financial officer, treasurer or chief executive officer of Citation setting forth (a) the ratio of Total Debt as of such fiscal quarter-end or year-end, as the case may be, to Adjusted EBITDA for the period of four consecutive fiscal quarters ending on such date and (b) the computations used in calculating said ratio;

                    (7) Within thirty (30) days after the close of each fiscal year, the budget of Citation and the Consolidated Entities for the next following fiscal year; and

                    (8) Upon any Bank's request from time to time, copies of any or all leases, contracts, or commitments of the type referred to in Section 4.1(r) hereof.

               (d) Citation and each Consolidated Entity will maintain its Inventory, Equipment, real estate and other properties in good condition and repair (normal wear and tear excepted), and will pay and discharge, or cause to be paid and discharged when due, the cost of repairs to or maintenance of the same, and will pay or cause to be paid all rental or mortgage payments due on such real estate. Borrowers hereby agree that, in the event they or any Consolidated Entity fail to pay or cause to be paid any such payments, the Administrative Agent may do so and on demand be reimbursed therefor by Borrowers. In addition, Borrowers jointly and severally agree to reimburse the Agents for any reasonable expenses incurred by either of them to protect and preserve the Collateral pursuant to Section 8.5(c).

               (e) Citation and each Consolidated Entity will maintain, or cause to be maintained, public liability insurance, and fire and extended coverage insurance on all tangible assets owned by it, all in such form and amounts as are consistent with industry practices and with such insurers as may be satisfactory to the Administrative Agent. Each Borrower will furnish to the Administrative Agent such evidence of insurance as the Administrative Agent may require.

               (f) Citation and each Consolidated Entity will pay or cause to be paid when due all taxes, assessments and charges or levies imposed upon it or on any of its property or which it is required to withhold and pay over, except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on their books; provided, however, that Citation
                                               --------  -------
and each Consolidated Entity shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that attached (or security therefor) appears imminent.

               (g) Citation and each Consolidated Entity will, when requested to do so, make available for inspection by the Administrative Agent's and each Bank's duly authorized representatives any of its books and Records, and will furnish to the Administrative Agent and each Bank any information regarding its business affairs and financial condition within a reasonable time after written request therefor. Each Borrower will, and will cause each Consolidated Entity to, keep proper books of record and account in which full, true and correct entries in all material respects shall be substantially in conformity with GAAP and all requirements of Law shall be satisfied in all dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each Consolidated Entity to, permit the Administrative Agent's and each Bank's officers and designated representatives to visit and inspect, during normal business hours, any of the properties of such Borrower or such Consolidated Entity and to examine the books of account of such Borrower or such Consolidated Entity and discuss the affairs, finances, accounts of such Borrower or such Consolidated Entity with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any Bank may from time to time request. In connection with the foregoing, each of the Administrative Agent and the Banks agrees to utilize such documents, materials and information solely and exclusively in connection with this Agreement and the other Loan Documents and the transactions contemplated therein and to exercise its best efforts to keep all such documents, materials and information delivered or made available by Borrowers confidential from anyone other than the Collateral Agent and Persons employed or retained by the Administrative Agent, any such Bank or the Collateral Agent, as the case may be, who are expected to be engaged in evaluating, approving, structuring, and enforcing or administering this Agreement; provided, however, that nothing herein shall prevent the
           --------  -------
Administrative Agent, any such Bank, the Collateral Agent or any such Persons from disclosing such information;

                    (1) to any actual or potential assignee or participant of any Advance or Note; provided that such assignee or participant shall be subject to this Section;

                    (2) upon order of any court or administrative agency after it, to the extent practical, gives notice to Citation pursuant to which Citation may seek a protective order against such disclosure;

                    (3) upon request or demand of any regulatory agency or authority having jurisdiction over the Administrative Agent, such Bank or the Collateral Agent, as the case may be;

                    (4)  which has been publicly disclosed;

                    (5)  in connection with any litigation;

                    (6) to the extent reasonably required in connection with the exercise of any remedy hereunder; or

                    (7) to the Administrative Agent's, such Bank's or the Collateral Agent's legal counsel and independent auditors in connection with the Administrative Agent's, such Bank's or the Collateral Agent's business.

               (h) Citation and each Consolidated Entity will collect their respective Accounts and sell their respective Inventory only in the ordinary course of business.

               (i) Citation and each Consolidated Entity will keep accurate and complete Records of their respective Accounts, Inventory and Equipment, consistent with sound business practices.

               (j) Citation and each Consolidated Entity will give immediate notice to the Banks of:

                    (1) Any litigation or proceeding in which it is a party if an adverse decision therein would require it to pay over more than $500,000 or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and

                    (2) The institution of any other suit or proceeding involving it that might materially and adversely affect its operations, financial condition, property or business prospects.

               (k) Within ten (10) days of the Administrative Agent's or any Bank's request therefor, each Borrower will furnish to the Administrative Agent or such Bank, as the case may be, copies of federal income tax returns filed by such Borrower.

               (l) Citation and each Consolidated Entity will pay when due (or within applicable grace periods) all Indebtedness due third Persons, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside on the books of Citation and each Consolidated Entity. If default is made by Citation or any Consolidated Entity in the payment of any principal (or installment thereof) of, or interest on, any such Indebtedness, the Administrative Agent shall have the right, in its discretion, to pay such interest or principal for the account of Citation or such Consolidated Entity and be reimbursed by Borrowers therefor.

               (m) Citation and each Consolidated Entity will notify the Banks immediately if any of them becomes aware of the occurrence of any Event of Default or of any fact, condition or event that only with the giving of notice or passage of time or both, could become an Event of Default, including, without limitation any default under the Subordinated Notes Documents, or if they become aware of any material adverse change in the business prospects, financial condition (including, without limitation, proceedings in bankruptcy, insolvency, reorganization, or the appointment of a receiver or trustee), or results of operations of Citation or any Consolidated Entity, or of the failure of Citation or any Consolidated Entity to observe any of its undertakings hereunder or under any of the Loan Documents.

               (n) Citation and each Consolidated Entity will notify the Administrative Agent thirty (30) days in advance of any change in the location of any of its places of business or of the establishment of any new place of business, or the discontinuance of any existing place of business.

               (o)  [intentionally omitted]

               (p)  Each Borrower and each ERISA Affiliate will:

                    (1) Fund each of its Pension Plans, if any, in accordance with no less than the minimum funding standards set forth in Section 302 of ERISA;

                    (2) Furnish to the Banks, promptly after filing the same, copies of all reports or statements filed with the United States Department of Labor, the Pension Benefit Guaranty Corporation, or the Internal Revenue Service with respect to any Benefit Plans;

                    (3) Promptly advise the Banks of the occurrence of any Reportable Event or Prohibited Transaction; each as defined in ERISA, with respect to any Benefit Plan; and

                    (4) Promptly advise the Banks of the issuance of a funding waiver by the Internal Revenue Service with respect to any Pension Plan.

               (q) If at any time Citation or any Consolidated Entity shall enter into or be a party to any instrument or agreement, including all such instruments or agreements in existence as of the date hereof and all such instruments or agreements entered into after the date hereof, relating to or amending any terms or conditions applicable to any of its Indebtedness or any issuance or placement of its equity which includes covenants, terms, conditions or defaults not substantially provided for in this Agreement or more favorable to the holder or holders thereof than those provided for in this Agreement, then Citation shall promptly so advise the Administrative Agent and the Banks. Thereupon, if the Administrative Agent shall request, upon notice to Citation, the Agents and the Banks shall enter into an amendment to this Agreement or an additional agreement (as the Administrative Agent may request), providing for substantially the same covenants, terms, conditions and defaults as those provided for in such instrument or agreement to the extent required and as may be selected by the Administrative Agent. In addition to the foregoing, upon the initial issuance of Subordinated Notes, any covenants, terms, conditions or defaults in the Subordinated Notes Documents not substantially provided for in this Agreement or more favorable to the holders of the Subordinated Notes than those provided for in this Agreement are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, and no subsequent amendment, waiver or modification thereof shall effect any such covenants, terms, conditions or defaults as incorporated herein.

               (r) Citation and each Borrower shall take all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that Year 2000 Issues will not have a material adverse effect on (i) the business, assets, operations or condition (financial or otherwise) of Citation and the

Consolidated Entities on a consolidated basis, (ii) the ability of any Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any Loan Document or the rights or remedies of any Bank or either Agent under any Loan Document. At the request of the Administrative Agent or any Bank, Citation will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.

               (s) All representations and warranties of the Borrowers contained in the Subordinated Notes Documents shall be true and correct in all material respects when made or deemed made. All Obligations (as defined in this Agreement) shall be "Senior Debt" and "Designated Senior Debt" as such terms are defined, respectively in the final Subordinated Notes Offering Memorandum and the Subordinated Notes Indenture. This Agreement and the other Loan Documents shall be the "Credit Agreement" as such term is defined in the final Subordinated Notes Offering Memorandum and the Subordinated Notes Indenture. Other than the Obligations (as defined in this Agreement) and other Indebtedness permitted under Section 5.2(h), there shall be no "Senior Debt" as such term is defined in the final Subordinated Notes Offering Memorandum and the Subordinated Notes Indenture. Other than the Obligations (as defined in this Agreement), there shall be no "Designated Senior Debt" as such term is defined in the final Subordinated Notes Offering Memorandum and the Subordinated Notes Indenture.

          5.2  Negative Covenants.
               ------------------

               (a) Neither Citation nor any Consolidated Entity will enter into any merger, consolidation, reorganization or recapitalization, enter into any joint venture or similar arrangement, reclassify its capital stock, liquidate or dissolve or, unless Citation shall have given not less than thirty (30) days prior written notice to the Administrative Agent and furnished to the Administrative Agent all further instruments and documents, including, without limitation, UCC financing statement amendments, and taken all further action that may be necessary or desirable, or that the Administrative Agent may request, in order to preserve the effectiveness and perfected status of the liens and security interests of the Agents and the Banks with respect to the Collateral, change its name; provided that this Section 5.2(a) shall not
                             --------
prohibit any merger of a Consolidated Entity completed as part of a transaction permitted under Section 5.2(r).

               (b) Neither Citation nor any Consolidated Entity will sell, transfer, lease, assign or otherwise dispose of all or (except inventory in the ordinary course of business) any material part of its assets, provided, however,
                                                              --------  -------
that this Section 5.2(b) shall not prohibit (i) any such sale, transfer, lease or other disposition if the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property disposed of by Citation and the Consolidated Entities during any period of twelve (12) consecutive months ending after the date of this Agreement shall be less than the amount equal to 5% of the Total Assets of Citation and the Consolidated Entities determined on a consolidated basis as of the end of such twelve-month period or (ii) any Qualified Receivables Transaction so long as the aggregate Maximum Funding Amount with respect to all such Qualified Receivables Transactions does not exceed $100,000,000 at any time, provided, further, that immediately before and
                                 --------  -------
after any such transaction described in clauses (i) and (ii) above, no Default or Event of Default shall exist or shall have occurred and be continuing.

               (c) Except as permitted under Section 5.2(b), neither Citation nor any Consolidated Entity will sell, or enter into any agreement to sell, any of its Accounts.

               (d) Neither Citation nor any Consolidated Entity will sell, lease, transfer, assign, or otherwise dispose of any of the Collateral.

               (e) Neither Citation nor any Consolidated Entity will sell, or otherwise dispose of, or for any reason cease operating, any of its divisions, franchises, or lines of business.

               (f) Neither Citation nor any Consolidated Entity will mortgage, pledge, or grant or permit to exist a security interest in or lien upon any of its assets of any kind, now owned or hereafter acquired, except for Permitted Liens.

               (g) Neither Citation nor any Consolidated Entity will incur any Contingent Liabilities, except for (i) the endorsement of commercial paper for deposit or collection in the ordinary course of business, (ii) deferred purchase price obligations, including without limitation pursuant to earn-out provisions, incurred as part of acquisitions permitted under Section 5.2(r), (iii) the guarantee by Citation of obligations of Participating Subsidiaries permitted under this Agreement, (iv) Standard Securitization Undertakings in connection with Qualified Receivables Transactions permitted under clause (ii) of Section 5.2(b), and (v) guarantees of Subordinated Indebtedness pursuant to and in accordance with the terms of the Subordinated Notes Documents.

               (h) Neither Citation nor any Consolidated Entity will incur, create, assume, or permit to exist any Indebtedness except:

                    (1)  The Advances;

                    (2) Subordinated Indebtedness under the Subordinated Notes in an aggregate principal amount not exceeding $200,000,000;

                    (3) Indebtedness to Persons other than the Banks which is existing on the date of this Agreement and, in the case of any such Indebtedness in excess of $500,000, is listed on Schedule 5.2(h) annexed hereto;

                    (4) Trade indebtedness incurred in the ordinary course of business;

                    (5)  Contingent Liabilities permitted by Section 5.2(g);

                    (6) Indebtedness not to exceed $25,000,000 in the aggregate which is unsecured or secured by Permitted Liens;

                    (7)  Lease obligations permitted by Section 5.2(m);

                    (8)  Hedging Contracts;

                    (9) Purchase money Indebtedness of any person acquired by Citation, provided that such purchase money Indebtedness was existing at the time of such acquisition and not created in contemplation thereof and such purchase money Indebtedness was incurred to acquire fixed assets;

                    (10) Indebtedness of any Participating Subsidiary owing to
                         Citation or to any other Participating Subsidiary;

                    (11) The following Indebtedness of Interstate Forging
                         Industries, Inc. ("Interstate") to M&I Bank, provided that no extension or renewal thereof shall be permitted: term loan in the principal amount of $5,600,000, reducing by $200,000 each quarter, maturing March 31, 1999;

                    (12) Indebtedness of any Receivables Subsidiary to Citation
                         or any other Seller under any Purchase Money Notes in connection with Qualified Receivables Transactions permitted under clause (ii) of Section 5.2(b); and

                    (13) Receivables Program Obligations described under clause
                         (a) of the definition of such term of Special Purpose Vehicles, and Receivables Program Obligations described under clause (b) of the definition of such term of Citation and the Consolidated Entities, provided in
                                                                 --------
                         each case
                         such Receivables Program Obligations relate solely to Qualified Receivables Transactions permitted under clause (ii) of Section 5.2(b).

               (i) Except as permitted under Section 5.2(b), neither Citation nor any Consolidated Entity will make any assignment or transfer of Accounts, Chattel Paper or Equipment, or, other than in the ordinary course of business, of Inventory.

               (j) Neither Citation nor any Consolidated Entity will (i) form or acquire any Subsidiary that would be used to acquire the assets of or to substantially succeed to the operations of any of their respective divisions or
(ii) except as permitted under Section 5.2(r), 5.2(n) or 5.2(k), without the prior written consent of the Required Banks in their sole discretion, make any investment in or loan to any Person, including, without limitation, any Subsidiary; provided, however, that (A) no such action described in clause (i)
            --------  -------
of this Section 5.2(j) taken in connection with any restructuring of any Subsidiaries or divisions of Citation or any Consolidated Entity for tax or other legal reasons shall be prohibited by this Section 5.2(j) provided that such formed or acquired Subsidiary is a Domestic Subsidiary and satisfies the requirements for, and becomes, a Participating Subsidiary in accordance with the terms of this Agreement and (B) this Section 5.2(j) shall not prohibit the formation of Receivables Subsidiaries and Special Purpose Vehicles for Qualified Receivables Transactions permitted under clause (ii) of Section 5.2(b).

               (k) Neither Citation nor any Consolidated Entity will make any loan or advance to any officer, shareholder, director or employee of Citation or any Consolidated Entity except for business travel and similar temporary advances in the ordinary course of business.

               (l) Citation will not declare or pay any dividends, or make any other payments or distributions on account of its capital stock, which exceed in the aggregate for all such dividends, payments and distributions in any fiscal year an amount equal to 10% of Citation's net income, determined in accordance with Generally Accepted Accounting Principles, for the immediately preceding fiscal year; provided, however, that no dividends or other such payments shall
             --------  -------
be made by Citation at any time that the ratio of Total Debt, as determined as of the end of the latest fiscal quarter of Citation for which a Compliance Certificate has been delivered pursuant to Section 5.1(c)(4), to Adjusted EBITDA for the period of four consecutive fiscal quarters ending with such quarter end is greater than 2.5 to 1.0. Notwithstanding anything herein to the contrary, this Section 5.2(l) shall not prohibit a distribution to Citation's former S Corporation stockholders relating to a determination, due to an Internal Revenue Service audit, that Citation's taxable income for any period prior to the termination of its former S Corporation status should be increased.

               (m) Neither Citation nor any Consolidated Entity will pay, in an aggregate amount in any fiscal year (commencing with the current fiscal year), lease obligations in excess of $5,000,000. As used in this paragraph, the term "lease" means a lease that is not reflected on a Consolidated balance sheet of Citation and the Consolidated Entities and should not be so reflected under Generally Accepted Accounting Principles.

               (n) Neither Citation nor any Consolidated Entity will purchase or otherwise invest in or hold securities, non-operating real estate or other non-operating assets, or otherwise make any investment in, or loan or advance to, any Person, or enter into any joint venture or similar arrangement with any other Person, except:

                    (1)  Direct obligations of the United States of America;

                    (2) Operating assets that hereafter become nonoperating assets; and

                    (3) Other investments and loans, including, without limitation, investments in joint ventures, in an aggregate amount not exceeding at any time 7.5% of the Total Assets of Citation and the Consolidated Entities determined on a consolidated basis as of such time;

provided that investments in Subsidiaries that satisfy the requirements for, and
--------
become, Participating Subsidiaries in accordance with the terms of this Agreement, and with respect to which the capital stock and other ownership interests in which that are owned, directly or indirectly, by Citation are pledged to the Collateral Agent for the benefit of the Agent and the Banks, shall not be counted for purposes of the limit under the foregoing clause (3), and this Section 5.2(n) shall not prohibit (i) the creation by Citation and the Consolidated Entities of Receivables Subsidiaries, the creation by Receivables Subsidiaries of Special Purpose Vehicles or the incurrence by Citation and the Consolidated Entities of Standard Securitization Undertakings, in each case solely in connection with Qualified Receivables Transactions permitted under clause (ii) of Section 5.2(b), (ii) loans and advances between Citation and any Participating Subsidiary or between any Participating Subsidiary and any other Participating Subsidiary or (iii) loans or advances by Citation and the Consolidated Entities to Receivables Subsidiaries evidenced by Purchase Money Notes in connection with Qualified Receivables Transactions permitted under clause (ii) of Section 5.2(b).

     (o) Neither Citation nor any Consolidated Entity will redeem, purchase or retire any of its capital stock or partnership or other ownership interests or grant or issue any warrant, right or option pertaining thereto or other security convertible into any of the foregoing, or permit any redemption or retirement of the outstanding capital stock or partnership or other ownership interests of Citation or of any Consolidated Entity. No Consolidated Entity will issue any capital stock or partnership or other ownership interests or grant or issue any warrant, right or option pertaining thereto or other security convertible into any of the foregoing. Notwithstanding anything in this Agreement to the contrary, this Section 5.2(o) shall not prohibit the transactions of Citation and the Consolidated Entities in the ordinary course of business under, and in accordance with the terms of, the following: (i) Citation Corporation 1994 Incentive Award Plan; (ii) Citation Corporation Employee Stock Purchase Plan;
(iii) Citation Corporation Non-Qualified Stock Option Plan For Non-Employee Directors; (iv) Citation Corporation Stock Plan for Non-Employee Directors; (v) 401(k) plans for Citation and numerous of the Consolidated Entities (in all of which participants may invest elective deferral accounts and employer matching contribution accounts in Citation stock); and (vi) other plans established from time to time by Citation and the Consolidated Entities that are reasonably determined by the Administrative Agent to be of a similar nature to those described in the foregoing clauses (i)-(v), provided that, prior to the establishment of any such plan, Citation furnishes to the Administrative Agent such information about such plan and copies of such documents relating thereto as the Administrative Agent may reasonably request for the purpose of making the determination required under this clause (vi).

     (p) Neither Citation nor any Consolidated Entity will (i) directly or indirectly, make, or permit to be made any optional payment, or any optional or mandatory prepayment, redemption or repurchase of any of its Indebtedness, excluding the Obligations, but including, without limitation, all Subordinated Indebtedness, and including, without limitation, the Subordinated Notes and any repurchase thereof upon the occurrence of any "Change of Control" or "Change of Control Triggering Event" (as such terms are defined in the final Subordinated Notes Offering Memorandum and the Subordinated Notes Indenture), or (ii) amend or modify, or consent or agree to any amendment or modification of, any instrument or agreement under which any of its Subordinated Indebtedness is issued or created or otherwise related thereto, including, without limitation, the Subordinated Notes Documents, or (iii) enter into any agreement or arrangement providing for the defeasance of any of its Subordinated Indebtedness, or (iv) designate any Indebtedness (other than the Obligations) as "Designated Senior Debt" under the Subordinated Notes Documents; provided, however, that amendments, modifications, refinancings and other alterations thereof shall be permitted if no more restrictive covenants or terms are imposed thereby, including without limitation any shorter maturities, increased rates or fees or more restrictive covenants or defaults, and the subordination provisions of such Indebtedness are not rendered less favorable to the Banks and Agents thereby, as determined by the Required Banks in their sole discretion.

     (q) Neither Citation nor any Consolidated Entity will enter into any sale-leaseback transaction.

     (r) Neither Citation nor any Consolidated Entity will acquire any stock in, or acquire all or substantially all of the assets of, any Person, whether by purchase, merger, consolidation or other means, (1) if any Default or Event of Default has occurred and is continuing or would exist after giving effect to such transaction or be caused thereby, (2) in the case of any such stock acquisition, if such Consolidated Entity is a Foreign Subsidiary and the acquired person would be a Foreign Subsidiary or (3) in the case of any transaction or series of related transactions for which the aggregate Total Consideration would exceed $25,000,000, without furnishing to the Administrative Agent (and the Administrative Agent will furnish copies thereof to the Banks), at least 10 days prior thereto, the following, in form and substance satisfactory to the Administrative Agent: (i) historical financial information on the entity or assets to be acquired and (ii) pro forma financial statements after giving effect to the acquisition, and showing that no Event of Default or Default would exist after giving effect to such acquisition or be caused thereby; provided
                                                                    --------
that this Section 5.2(r) shall not prohibit the creation by Citation and the Consolidated Entities of Receivables Subsidiaries or the creation by Receivables Subsidiaries of Special Purpose Vehicles, in each case solely in connection with Qualified Receivables Transactions permitted under clause (ii) of Section 5.2(b). Notwithstanding anything in this Section 5.2(r) to the contrary, without the prior written consent of the Required Banks, neither Citation nor any Consolidated Entity will acquire any stock in, or acquire all or substantially all of the assets of, any Person, whether by purchase, merger, consolidation or other means, in any transaction or series of related transactions for which the aggregate Total Consideration would exceed $100,000,000.

     (s) Neither Citation nor any Consolidated Entity will furnish to either Agent or any Bank any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

     (t) Neither Citation nor any Consolidated Entity will directly or indirectly apply any part of the proceeds of the Advances to the purchasing or carrying of any "margin stock" within the meaning of Regulation U or any regulations, interpretations or rulings thereunder.

     (u) Neither Citation nor any Consolidated Entity will enter into any transaction or series of transactions where any Affiliate, officer, director or shareholder of Citation or a Consolidated Entity, or any family member or Affiliate of the foregoing, is a counter-party to such transaction except for such transactions as are entered into on terms that would otherwise be available with unaffiliated Persons on an "arms-length" basis.

     (v) Neither Citation nor any Consolidated Entity will enter into any agreement whereby title to any of Citation's or any Consolidated Entity's inventory passes to any transferee prior to delivery by Citation or such Consolidated Entity

     (w) Citation and the Consolidated Entities will not incur during any Fiscal Year on an aggregate basis Capital Expenditures (exclusive of acquisitions permitted under Section 5.2(r)) exceeding 200% of the annual depreciation and amortization expense of Citation and the Consolidated Entities for such fiscal year; provided that for any Consolidated Entity that was acquired by Citation or
      --------
another Consolidated Entity during such fiscal year, for purposes of this covenant the acquired Consolidated Entity's depreciation expense for such fiscal year shall be deemed to have been equal to its depreciation expense for its last complete fiscal year prior to such acquisition.

     (x) Neither Citation nor any Consolidated Entity will enter into any private placement of any of its debt or equity with any Persons other than all the Banks unless the covenants contained in the agreements for any such private placement are less restrictive on Citation and the Consolidated Entities than those contained in this Agreement.

     (y) Neither Citation nor any Consolidated Entity will enter into any agreement with any Person other than the Banks pursuant hereto which prohibits or limits the ability of Citation or any Consolidated Entity to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, in favor of the Collateral Agent for the benefit of the Banks.

5.3  Financial Covenants. Citation will maintain at all times:
     -------------------

                      (a) A ratio of Total Debt as of the end of any fiscal quarter to Adjusted EBITDA for the period of four consecutive fiscal quarters ending with such quarter end of not more than 3.5 to 1.00; provided that as of any fiscal quarter end as of which Citation shall have Indebtedness of at least $100,000,000 in aggregate outstanding principal amount under the Subordinated Notes, such ratio may be maintained at not more than 4.00 to 1.00.

                      (b)  Fixed Charge Coverage of not less than 2.0 to 1.0.

                      (c) Stockholders' Equity of not less than the sum of (i) $157,000,000, plus (ii) 50% of Consolidated Net Income after taxes for the period commencing July 1, 1998 through the end of the then most recently completed fiscal quarter of Citation (but without reduction for any net loss incurred for any fiscal quarter during such period), plus (iii) 100% of the net proceeds received after June 30, 1998 by Citation and the Consolidated Entities from the sale of any capital stock or other equity securities of or other equity interests in Citation or any of the Consolidated Entities, including, without limitation, securities exchangeable or convertible into such capital stock or other equity securities or equity interests, and including, without limitation, warrants, rights and other options to purchase or otherwise acquire such capital stock or other equity securities or equity interests.

     5.4  Interpretation and Consolidation. Except as otherwise expressly
          --------------------------------
provided in this Article V, each Borrower shall also cause and require each of the Consolidated Entities to observe and perform the covenants and agreements of this Article V that are to be observed and performed by such Borrower, regardless of whether any such covenant expressly refers to the Consolidated Entities. All financial covenants set forth in Section 5.3 shall be computed only on a Consolidated basis for Citation and the Consolidated Entities. In addition, all calculations required to be made in connection with any numerical or dollar limitations set forth in this Article V shall be made only on a combined or Consolidated basis for Citation and the Consolidated Entities, in accordance with Generally Accepted Accounting Principles, but after elimination of intercompany items.

                                  ARTICLE VI.
                                    DEFAULT
                                    -------

     6.1  Events of Default.  The occurrence of any one or more of the following
          -----------------
events shall constitute an Event of Default hereunder:

          (a) Any Borrower shall fail to pay when due any installment of principal under the Loans, any reimbursement obligation in respect of drawings on the Letters of Credit, or any interest or fee payable under this Agreement, any Security Document or any other Loan Document.

          (b) (1) Any Borrower shall fail to observe or perform any of its covenants contained in Sections 5.1(a), 5.2(a) or 5.3; or

              (2) Any Borrower or any Consolidated Entity shall fail to observe or perform any other obligation to be observed or performed by it hereunder, or under the Notes or under any of the other Loan Documents, and such failure shall continue for five (5) days after the earlier of: (i) notice (either written or verbal) of such failure from the Administrative Agent to Citation; or (ii) the Banks are notified or should have been notified of such failure pursuant to the provisions of
                   Section 5.1(m).

          (c) Any Borrower or any Consolidated Entity shall (1) fail to pay when due any Indebtedness (other than Indebtedness under this Agreement) to either Agent or any Bank; (2) fail to pay any Indebtedness due any third Persons and such failure shall continue beyond any applicable grace period; or (3) default under any agreement binding such Borrower or such Consolidated Entity with respect to any Indebtedness owing to either Agent or any Bank (other than Indebtedness hereunder) or any third Persons if the effect of such default is to permit the holder of such Indebtedness to accelerate the maturity date thereof (or take any other action which would have the practical effect of the foregoing action, including, without limitation, any "put" of such Indebtedness).

          (d) Any financial statement, representation, warranty or certificate made or furnished by any Borrower or any Consolidated Entity to either Agent or any Bank in connection with this Agreement, or as inducement to either Agent or any Bank to enter into this Agreement, or in any separate statement or document to be delivered hereunder to either Agent or the Banks: (1) shall be materially false, incorrect, or incomplete when made; or (2) shall become materially false or incorrect and remain so for ten (10) days after the earlier of: (1) notice (either written or verbal) from the Administrative Agent to Citation; or (2) the Banks are notified or should have been notified pursuant to the provisions of
Section 5.1(m).

          (e) Any Borrower or any Consolidated Entity shall admit its inability to pay its debts as they mature, or shall make an assignment for the benefit of itself or any of its creditors.

          (f) Any proceeding in bankruptcy, or for reorganization, of any Borrower or any Consolidated Entity or for the readjustment of any of their respective debts, under the Bankruptcy Code, or any part thereof, or under any other Law, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced by any Borrower or any Consolidated Entity or shall be commenced against any Borrower or any Consolidated Entity and shall not be discharged within thirty (30) days of its commencement.

          (g) A receiver, trustee or conservator shall be appointed for any Borrower or any Consolidated Entity or for any substantial part of their respective assets, or any proceeding shall be instituted for the dissolution or the full or partial liquidation of any Borrower or any Consolidated Entity and such receiver, trustee or conservator shall not be discharged within thirty (30) days of his appointment, or such proceeding shall not be discharged within thirty (30) days of its commencement, or any Borrower or any Consolidated Entity shall discontinue business or materially change the nature of its business.

          (h) Any Borrower or any Consolidated Entity shall suffer final judgments for payment of money aggregating in excess of $500,000 and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has been effectively stayed.

          (i) A creditor of any Borrower or any Consolidated Entity shall obtain possession of any of the Collateral by any means, including, without limitation, levy, distraint, replevin or self-help.

          (j) The validity or enforceability of this Agreement, any Note, or any of the other Loan Documents shall be contested by any Borrower or any Consolidated Entity or any of them shall deny that it has any or further liability or obligation hereunder or thereunder.

          (k) Any Pension Plan shall fail to meet the minimum funding standards of Section 302 of ERISA as now in effect or hereafter amended; any Pension Plan shall be involuntarily terminated or shall be terminated in a "distress termination," as described in ERISA Section 4041(c); or any Borrower or any ERISA Affiliate shall become a participating employer with respect to any "multiemployer plan" (as defined in ERISA Section 3(37)) without the prior written consent of the Required Banks.

          (l) A criminal investigation is commenced with respect to any Borrower or any Consolidated Entity.

          (m) Any property of any Borrower or any Consolidated Entity is seized by a governmental authority, or a forfeiture proceeding is commenced against any Borrower or any Consolidated Entity or any property of any Borrower, or any Consolidated Entity.

          (n) Any default or event of default shall occur under any of the Security Documents or other Loan Documents.

          (o) Any Change in Control shall occur.

          (p) Any "Event of Default" (as defined in the Subordinated Notes Documents) shall have occurred and be continuing, or any provision of the subordination terms under the Subordinated Notes Documents shall at any time for any reason cease to be valid and binding and enforceable against Citation, any other Borrower, any holder of the Subordinated Notes or the Trust under the Indenture, as applicable, or the validity, binding effect or enforceability thereof shall be contested by any such Person or any such Person shall deny that it has any or further liability or obligation thereunder, or any provision of the subordination terms under any Subordinated Notes Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Banks and the Agents the benefits purported to be created thereby.

   6.2  Remedies.
        --------

        (a) Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may and, upon being directed to do so by the Required Banks, shall by notice to Citation (i) terminate the Commitments or
(ii) declare the outstanding principal of, and accrued interest on, the Notes, all unpaid reimbursement obligations in respect of drawings under Letters of Credit and all other amounts owing under this Agreement to be immediately due and payable, or (iii) demand immediate delivery of cash collateral, and the Borrowers agree to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, or any one or more of the foregoing, whereupon the Commitments shall terminate forthwith and all such amounts, including such cash collateral, shall become immediately due and payable, provided that in the case of any event or condition described in
         --------
Section 6.1(e), (f) or (g) with respect to any Borrower, the Commitments shall automatically terminate forthwith and all such amounts, including such cash collateral, shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived. Such cash collateral delivered in respect of outstanding Letters of Credit shall be deposited in a special cash collateral account to be held by the Administrative Agent as collateral security for the payment and performance of the Borrowers' obligations under this Agreement and the other Loan Documents to the Banks and the Agents.

        (b) Subject to the terms and conditions of this Agreement and the other Loan Documents, the Administrative Agent may and, upon being directed to do so by the Required Banks, shall, and the Collateral Agent, upon being directed to do so by the Administrative Agent, shall, in addition to the remedies provided in Section 6.2(a), exercise and enforce any and all other rights and remedies available to them, whether arising under this Agreement, the Notes or any Security Document or under applicable law, in any manner deemed appropriate by such Agent, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or any Security Document or in aid of the exercise of any power granted in this Agreement, the Notes or any Security Document. Without limiting the generality of the foregoing, subject to the terms and conditions of this Agreement and the other Loan Documents, the Agents may immediately, without demand of performance and without other notice (except as specifically required by this Agreement or the other Loan Documents, or as required by Law and which cannot be waived) or demand whatsoever to Borrowers, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, the whole or, from time to time, any part of the Collateral, or any interest which any Borrower may have therein. The Agents shall apply the proceeds of sale or other disposition of the Collateral toward the satisfaction of the Obligations in accordance with Section 6.3. Notice of any sale or other disposition shall be given to Citation on behalf of the Borrowers at least five (5) days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which each Borrower hereby agrees shall be reasonable notice of such sale or other disposition. Borrowers shall be jointly and severally liable for any deficiency. At any such sale or other disposition, either Agent or any Bank may, to the extent permissible under applicable Law, purchase the whole or any part of the Collateral, free from any right of redemption on the part of any Borrower, which right is hereby waived and released. Without limiting the generality of any of the rights and remedies conferred upon the Agents and the Banks under this paragraph, to the extent applicable to the Collateral, the Agents may, to the full extent permitted by applicable Law:

               (1) Enter upon any Borrower's premises, exclude therefrom any Borrower or any Affiliate thereof, and take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction, using all necessary force to do so;

               (2) At the Administrative Agent's option, use, operate, manage and control the Collateral in any lawful manner;

               (3) Collect and receive all rents, income, revenue, earnings, issues and profits therefrom; and

               (4) Maintain, repair, renovate, alter or remove the Collateral as the Administrative Agent may determine in its discretion.

          (c) Upon the occurrence and during the continuance of any Event of Default, each Bank may at any time and from time to time, without notice to any Borrower (any requirement for such notice being expressly waived by each Borrower) set off and apply against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement, whether owing to such Bank or any other Bank or either Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of any Borrower and any property of any Borrower from time to time in possession of such Bank, irrespective of whether or not such Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured. The rights of such Bank under this Section 6.2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

      6.3  Distribution of Proceeds of Collateral. All proceeds received by
           --------------------------------------
either Agent pursuant to the Security Documents for application to the Obligations or any payments on any of the liabilities secured by the Security Documents received by either Agent or any Bank upon and during the continuance of any Event of Default, including, without limitation, pursuant to the exercise of rights of setoff, shall be allocated and distributed as follows:

           (a) First, to the payment of all costs, expenses and fees, including without limitation all attorneys' fees, of each Agent in connection with the enforcement of the Security Documents and otherwise administering this Agreement;

           (b) Second, to the payment of all costs, expenses and fees, including without limitation, commitment fees and attorneys' fees, owing to the Banks pursuant to the Obligations on a pro rata basis in accordance with the Obligations consisting of fees, costs and expenses owing to the Banks under the Obligations, for application to payment of such liabilities;

           (c) Third, to the Banks on a pro rata basis in accordance with the Obligations consisting of interest under the Loan Documents and termination payments under Hedging Contracts owing to the Banks under the Obligations, for application to payment of such liabilities;

           (d) Fourth, to the Banks and the Administrative Agent on a pro rata basis in accordance with the Obligations consisting of principal and reimbursement obligations pursuant to Letters of Credit (including without limitation any cash collateral for any outstanding Letters of Credit) owing to the Banks and the Administrative Agent under the Obligations, for application to payment of such liabilities;

           (e) Fifth, to the payment of any and all other amounts owing to the Banks and the Agents on a pro rata basis in accordance with the total amount of such Indebtedness owing to each of the Banks and the Agents, for application to payment of such liabilities; and

           (f) Sixth, to the Borrowers or such other person as may be legally entitled thereto.

      6.4  Letter of Credit Liabilities. For the purposes of payments and
           ----------------------------
distributions under Section 6.3, the full amount of Bank Obligations on account of any Letter of Credit then outstanding but not drawn upon shall be deemed to be then due and owing. Amounts distributable to the Banks on account of such Bank Obligations under such Letter of Credit shall be deposited in a separate interest bearing collateral account in the name of and under the control of the Administrative Agent and held by the Administrative Agent first as security for such Letter of Credit Obligations and then as security for all other Bank Obligations and the amount so deposited shall be applied to the Letter of Credit Obligations at such times and to the extent that such Letter of Credit Obligations become absolute liabilities and if and to the extent that the Letter of Credit Obligations fail to become absolute Bank Obligations because of the expiration or termination of the underlying letters of credit without being drawn upon then such amounts shall be applied to the remaining Bank Obligations in the order provided in Section 6.3. Each Borrower hereby grants to the Administrative Agent, for the benefit of the Banks, a lien and security interest in all such funds deposited in such separate interest bearing collateral account, as security for all the Bank Obligations as set forth above.

                                  ARTICLE VII.
                           THE AGENTS AND THE BANKS
                           ------------------------

          7.1  Appointment and Authorization. Each Bank hereby irrevocably
               -----------------------------
appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Loan Documents as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto, subject to the further terms and conditions of this Agreement. The provisions of this
Article VII are solely for the benefit of the Agents and the Banks, and no Borrower shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, each Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Borrower.

          7.2  Agents and Affiliates.  Each of First Chicago and SouthTrust in
               ---------------------
their respective capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent. First Chicago and SouthTrust and their respective affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with any Borrower or any of their respective Subsidiaries as if it were not acting as an Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Banks.

          7.3  Scope of Agents' Duties.  Neither Agent shall have any duties or
               -----------------------
responsibilities except those expressly set forth herein and in the other Loan Documents, and neither Agent shall, by reason of this Agreement, have a fiduciary relationship with any Bank, and no implied functions, covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise be imposed upon or exist against either Agent. As to any matters not expressly provided for by this Agreement (including, without limitation, collection and enforcement action under the Notes and the Security Documents), neither Agent shall be required to exercise any discretion or take any action, but (a) the Administrative Agent shall either take such action or omit to take any action pursuant to the reasonable written instructions of the Required Banks and may request instructions from the Required Banks and (b) the Collateral Agent shall either take such action or omit to take any action pursuant to the reasonable instructions of the Administrative Agent and may request instructions from the Administrative Agent. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, pursuant to the written instructions of the Required Banks (or all of the Banks, as the case may be, in accordance with the requirements of this Agreement), which instructions and any action or omission pursuant thereto shall be binding upon all of the Banks; provided, however, that neither Agent shall be required to act
                  --------
or omit to act if, in
the sole judgment of such Agent, such action or omission may expose such Agent to personal liability or is contrary to this Agreement, the Notes or the Security Documents or applicable law.

          7.4  Reliance by Agents.  Each Agent shall be entitled to rely upon
               ------------------
any certificate, notice, document or other communication (including any cable, telegram, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. The Administrative Agent may treat the payee of any Note as the holder thereof unless and until the Administrative Agent receives written notice of the assignment thereof pursuant to the terms of this Agreement signed by such payee and the Administrative Agent receives the written agreement of the assignee that such assignee is bound hereby to the same extent as if it had been an original party hereto. Each Agent may employ agents (including without limitation collateral agents) and may consult with legal counsel (who may be counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable to the Banks, except as to money or property received by it or its authorized agents, for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          7.5  Default. Neither Agent shall be deemed to have knowledge of the
               -------
occurrence of any Default or Event of Default, unless such Agent has received written notice from a Bank or Citation specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that either Agent receives such a notice, such Agent shall give written notice thereto to the other Agent and the Banks.

          7.6  Liability of Agents.  Neither the Administrative Agent nor any of
               -------------------
its directors, officers, agents or employees shall be liable to the Banks for any action taken or not taken by it or them or the Collateral Agent in connection herewith with the consent or at the request of the Required Banks or in the absence of its or their own gross negligence or willful misconduct. Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be liable to the Banks for any action taken or not taken by it or them in connection herewith with the consent or at the request of the Administrative Agent or in the absence of its or their own gross negligence or willful misconduct. Neither of the Agents nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any recital, statement, warranty or representation contained in this Agreement, any Note or any other Loan Document, or in any certificate, report, financial statement or other document furnished in connection with this Agreement, (b) the performance or observance of any of the covenants or agreements of any Borrower, (c) the satisfaction of any condition specified in Article II hereof, or (d) the validity, effectiveness, legal enforceability, value or genuineness of this Agreement, the Notes or any other Loan Documents or any collateral subject thereto or any other instrument or document furnished in connection herewith.

          7.7  Nonreliance on Agents and Other Banks. Each Bank acknowledges and
               -------------------------------------
agrees that it has, independently and without reliance on either Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and decision to enter into this Agreement and that it will, independently and without reliance upon either Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decision in taking or not taking action under this Agreement. Neither Agent shall be required to keep itself informed as to the performance or observance by the Borrowers of this Agreement, the Notes or the other Loan Documents or any other documents referred to or provided for herein or to inspect the properties or books of any Borrower and, except for notices, reports and other documents and information expressly required to be furnished to the Banks by such Agent hereunder, neither Agent shall have any duty or responsibility to provide any Bank with any information concerning the affairs, financial condition or business of any Borrower or any of their respective Subsidiaries which may come into the possession of such Agent or any of its affiliates.

          7.8  Indemnification.  The Banks agree to indemnify each Agent (to the
               ---------------
extent not reimbursed by the Borrowers, but without limiting any obligation of the Borrowers to make such reimbursement), ratably according to the respective principal amounts of the Advances then outstanding made by each of them (or if no Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever

(including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted by such Agent under this Agreement or any of the other Loan Documents, provided, however, that no Bank shall be liable for any portion
                --------  -------
of such claims, damages, losses, liabilities, costs or expenses resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including without limitation fees and expenses of counsel) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents, to the extent that such Agent is not reimbursed for such expenses by the Borrowers, but without limiting the obligation of any Borrower to make such reimbursement. Each Bank agrees to reimburse each Agent promptly upon demand for its ratable share of any amounts owing to such Agent by the Banks pursuant to this Section. If the indemnity furnished to any Agent under this Section shall, in the judgment of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity from the Banks and cease, or not commence, to take any action until such additional indemnity is furnished.

          7.9  Successor Agents.  Either Agent may resign as such at any time
               ----------------
upon 30 days' prior written notice to Citation and the Banks. In the event of any such resignation, the Required Banks shall, by an instrument in writing delivered to Citation and the Administrative Agent, appoint a successor, which shall be a commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before an Agent's resignation becomes effective, the retiring Agent may appoint a temporary successor to act until such appointment by the Required Banks is made and accepted or if no such temporary successor is appointed as provided above by the retiring Agent, the Required Banks shall thereafter perform all the duties of such Agent hereunder until such appointment by the Required Banks is made and accepted. Any successor to either Agent shall execute and deliver to Citation and the Banks an instrument accepting such appointment and thereupon such successor Agent, without further act, deed, conveyance or transfer shall become vested with all of the properties, rights, interests, powers, authorities and obligations of its predecessor hereunder with like effect as if originally named as an Agent hereunder. Upon request of such successor Agent, the Borrowers and the retiring Agent shall execute and deliver such instruments of conveyance, assignment and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Agent all such properties, rights, interests, powers, authorities and obligations. The provisions of this Article VII shall thereafter remain effective for such retiring Agent with respect to any actions taken or omitted to be taken by such Agent while acting as an Agent hereunder.

          7.10 Sharing of Payments.  The Banks agree among themselves that, in
               -------------------
the event that any Bank shall obtain payment in respect of any Advance or any other Obligation through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its ratable share of payments received by all of the Banks on account of the Advances and other Obligations (or if no Advances are outstanding, ratably according to the respective amounts of the Commitments), such Bank shall promptly purchase from the other Banks participation in such Advances and other Obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all of the Banks share such payment in accordance with such ratable shares. The Banks further agree among themselves that if payment to a Bank obtained by such Bank through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Bank which shall have shared the benefit of such payment shall, by repurchase of participation theretofore sold, return its share of that benefit to each Bank whose payment shall have been rescinded or otherwise restored. Each of the Borrowers agrees that any Bank so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Bank were a holder of such Advance or other obligation in the amount of such participation. The Banks further agree among themselves that, in the event that amounts received by the Banks and the Agents hereunder are insufficient to pay all such obligations or insufficient to pay all such obligations when due, the fees and other amounts owing to the Agents in such capacity shall be paid therefrom before payment of obligations owing to the Banks under this Agreement. Except as otherwise expressly provided in this Agreement, if any Bank or either Agent (the "Payer") shall fail to remit to any Bank or either Agent (the "Payee") an amount payable by the Payer to the Payee pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Payee at a rate per annum equal to the rate at which borrowings are available to the Payee in its overnight federal funds market. It is further understood and agreed among the Banks and the Agents that if First Chicago or SouthTrust shall engage in any other transactions permitted under this Agreement with any of the Borrowers and shall have the benefit of any collateral or security therefor which does not expressly secure the obligations arising under this Agreement except by virtue of a so-called dragnet clause or comparable provision, First Chicago or SouthTrust, as the case may be, shall be entitled to apply any proceeds of such collateral or security first in respect of the obligations arising in connection with such other transaction before application to the obligations arising under this Agreement.

          7.11 Withholding Tax Exemption. At least five Business Days prior to
               -------------------------
the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of Citation and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of Citation and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Citation or the Administrative Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises Citation and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          7.12 Collateral Agent Matters.  (a) Subject to the other terms and
               ------------------------
conditions of this Agreement and the other Loan Documents, the Collateral Agent shall be the secured party under the Security Documents, shall receive, hold, administer and enforce the Collateral and the Security Documents, and shall foreclose upon, collect and dispose of the Collateral, all for the benefit of the Banks and the Agents, and otherwise perform its duties and obligations as Collateral Agent hereunder and under the Security Documents in accordance with the respective terms hereof and thereof.

               (b) Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, the Collateral Agent shall act or refrain from acting as directed by the Administrative Agent (acting at the direction of the Required Banks or all the Banks, as the case may be, if required under this Agreement or the other Loan Documents); and the Collateral Agent shall take no enforcement or foreclosure action under any Loan Document except at the written direction of the Administrative Agent (acting at the direction of the Required Banks or all the Banks, as required).

               (c) If the Collateral Agent enters into possession of part or all of the Collateral, the Collateral Agent shall use reasonable care to preserve the part of the Collateral in its possession.

               (d) If at any time the Collateral Agent receives from any Borrower any request for any notice, consent, waiver, approval, decision, direction or other action under, or in respect of any right granted to the Collateral Agent in, any Loan Document, the Collateral Agent shall promptly notify the Administrative Agent of such request. The Collateral Agent shall thereafter promptly give such notice, consent, waiver, approval or direction, make such decision or take such action, in each case, as the Administrative Agent (acting at the direction of the Required Banks or all the Banks, as the case may be, if required under this Agreement or the other Loan Documents) shall instruct. Without limiting the generality of the foregoing, upon receipt by the Collateral Agent of instructions from the Administrative Agent (acting at the direction of the Required Banks or all the Banks, as required), the Collateral Agent shall (i) take such action with respect to the Collateral as shall be specified in such instruction; (ii) approve as satisfactory to it all matters as are required by the terms of this Agreement or any other Loan Document to be satisfactory to, or approved by, it; (iii) execute and file any financing statements and any amendment or continuation statement with respect to any such financing statements and any recording instrument or other similar instrument or document relating to any Liens created by any Loan Document as may be specified in such instruction; and (iv) make such requests, accept such instruments, agreements, documents, certificates, and writings and give and demand such notices under this Agreement and the other Loan Documents as may be specified in such instructions.

          (e) The Collateral Agent shall make available for inspection and copying by the Administrative Agent each certificate or other paper furnished to the Collateral Agent by any Borrower under or in respect of this Agreement, any other Loan Document or any of the Collateral.

          (f) Notwithstanding anything in this Agreement to the contrary, the Collateral Agent shall not be obligated to take any action if the Collateral Agent believes that such action is or may be contrary to any applicable law or might cause the Collateral Agent to incur any loss or liability for which it has not been indemnified to its satisfaction.

          (g) Notwithstanding anything in this Agreement to the contrary, (i) the Collateral Agent is authorized on behalf of the Administrative Agent and the Banks, without the necessity of any notice to or for the consent of the Administrative Agent or the Banks, from time to time to take any action with respect to any Collateral or the Loan Documents which may be necessary to monitor, perfect and maintain perfected the security interest in and Liens upon the Collateral, provided that the Collateral Agent shall notify the Administrative Agent promptly after taking any such action, and (ii) the Collateral Agent shall prepare and file on a timely basis all continuation statements necessary from time to time in order to properly continue the effectiveness of all financing statements relating to the Collateral.

          (h) [intentionally omitted]

          (i) [intentionally omitted]

          (j) The Administrative Agent shall endeavor to notify the Banks reasonably promptly after giving any direction or instruction to the Collateral Agent with respect to any material matter as contemplated under Sections 7.12(b) and (d) (other than any such direction or instruction given by the Administrative Agent at the direction of all the Banks); provided that the Administrative Agent shall have no liability for any failure to provide such notice.

                                 ARTICLE VIII.
                              COLLATERAL SECURITY
                              -------------------

          8.1  Composition of the Collateral. The property in which a security
               -----------------------------
interest is granted pursuant to the provisions of Sections 8.2 and 8.3 hereof or pursuant to the provisions of any Security Document is herein collectively called the "Collateral." The Collateral, together with all of each Borrower's other property of any kind held by either Agent or any Bank, shall stand as one general, continuing collateral security for all Obligations and may be retained by such Agent and such Bank until all Obligations have been satisfied in full and the Commitments have been terminated.

          8.2  Rights in Property Held by the Banks. As security for the prompt
               ------------------------------------
satisfaction of all Obligations, each Borrower hereby assigns, transfers and conveys to each Bank for the benefit of the Agents and the Banks all of such Borrower's right, title and interest in and to, and grants such Bank a lien on and a security interest in, all amounts that may be owing from time to time by such Bank to such Borrower in any capacity, including, without limitation, any balance or share belonging to such Borrower, of any deposit or other account with such Bank, which lien and security interest shall be independent of any right of setoff which such Bank may have.

          8.3  Rights in Property Held Either by Borrowers or by the Banks. As
               -----------------------------------------------------------
further security for the prompt satisfaction of all Obligations, in addition to any other or further security provided under any of the Security

Documents, each Borrower hereby pledges to the Collateral Agent for the benefit of the Agents and the Banks all of such Borrower's right, title and interest in and to, and grants the Collateral Agent for the benefit of the Agents and the Banks a lien upon and security interest in the Pledged Stock.

          8.4  Priority of Liens. The foregoing liens shall be first and prior
               -----------------
liens.

          8.5  Perfection.
               ----------

               (a)  Each Borrower will:

                    (1) Execute and deliver such Pledge Agreements and such stock powers relating to the Pledged Stock, in form satisfactory to the Administrative Agent as the Administrative Agent may from time to time specify;

                    (2) Pay, or reimburse either Agent for paying, all costs for the transfer of the Pledged Stock;

                    (3) Deliver the Pledged Stock to the Administrative Agent or the Collateral Agent or either Agents' designated agent or bailee, as directed by the Administrative Agent; and

                    (4) Take such other steps as the Administrative Agent may from time to time direct, all to perfect the Collateral Agent's security interest in such Collateral.

               (b)  In addition to the foregoing, and not in limitation thereof:

                    (1) A carbon, photographic, or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof; and,

                    (2) To the extent lawful, each Borrower hereby appoints each Agent as its attorney-in-fact (without requiring either Agent to act as such) to execute any financing statement or financing statement assignment or amendment in the name of such Borrower, and to perform all other acts that the Administrative Agent deems appropriate to perfect and continue the security interest in, and to protect and preserve, the Collateral. Such appointment is coupled with an interest and is irrevocable until this Agreement is terminated in accordance with the provisions of Section
                         9.20 hereof.

          8.6  Collateral Release.   Each of the Existing Banks that is a Bank
               ------------------
hereby acknowledges and consents to the release of all Collateral (as defined in the Existing Credit Agreement) other than the Collateral (as defined in this Agreement), and to the execution and delivery by the Agents or either of them of all terminations and discharges and similar instruments and documents reasonably requested by the Borrowers to give effect to such release.

          8.7  [intentionally omitted]

                                  ARTICLE IX.
                                 MISCELLANEOUS
                                 -------------

          9.1 Amendments, Etc. (a) No amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by Citation and the Required Banks and, to the extent any rights or duties of either Agent may be affected thereby, such Agent, provided, however, that no
                                                  --------  -------
such amendment, modification, termination, waiver or consent shall, without the consent of the Administrative Agent and all of the Banks, (i) authorize or permit the extension of time for, or any reduction of the amount of, any payment of the principal of, or interest on, the Notes or any Letter of Credit reimbursement obligation, or any fees or other amount payable hereunder, (ii) authorize or permit any reduction of the rate of interest on the Notes or the rate of any fee hereunder, (iii) subject to Section 9.1(d), amend, extend or terminate the respective Commitment of any Bank set forth on the signature pages hereof or modify the provisions of this Section regarding the taking of any action under this Section or the provisions of Section 7.10 or the definition of Required Banks or any provision of this Agreement requiring the consent of all of the Banks, (iv) provide for the discharge of any Borrower or the release of any Collateral, or (v) modify any other provision of this Agreement which by its terms requires the consent of all of the Banks.

          (b) Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (c) Notwithstanding anything herein to the contrary, no Bank that is in default of any of its obligations, covenants or agreements under this Agreement shall be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver of any provision of this Agreement or any departure therefrom or any direction from the Banks to either Agent, and, for purposes of determining the Required Banks at any time when any Bank is in default under this Agreement, the Commitment and Advances of such defaulting Bank shall be disregarded.

          (d) Notwithstanding anything in this Agreement to the contrary, the total amount of the Commitments may be increased from time to time to an amount not to exceed $400,000,000 with the consent of Citation and the Required Banks, through one or more Additional Banks (as hereinafter defined) or increases in the Commitments of one or more existing Banks, or any combination thereof, provided that no Bank's commitment shall be increased without its consent. In connection with any such increase in the Commitments, Citation and the Administrative Agent may from time to time designate additional financial institutions (the "Additional Banks") to be parties to this Agreement and to become Banks hereunder upon the execution and delivery to the Administrative Agent by each such Additional Bank and Citation of an assumption agreement in form and substance satisfactory to such Additional Bank, Citation and the Administrative Agent (an "Assumption Agreement"). Any Additional Bank shall become a party to this Agreement and be considered a Bank hereunder for all purposes if (a) it shall execute and deliver to the Administrative Agent an Assumption Agreement, (b) it shall make Revolving Credit Loans to the Borrowers in the principal amount which bears the same ratio to the amounts of the Revolving Credit Loans of the other Banks then outstanding as the Commitment of such Additional Bank bears to the then Commitments of such other Banks, and (c) a copy of such Assumption Agreement and evidence satisfactory to the Administrative Agent of the making of such Revolving Credit Loans shall be furnished to the Banks, together with a schedule showing the Commitment amount of each Bank and the new percentage of the total Commitments of each Bank. In connection with any such increase in the total Commitments, whether through Additional Banks and/or increases in the Commitments of existing Banks, the Borrowers, the Banks and the Agents shall execute and deliver such other agreements, instruments and documents, including, without limitation, new Revolving Credit Notes reflecting the Commitment amount of each Bank going forward, and amendments to this Agreement, as may reasonably be requested to give effect to and evidence such increase.

          9.2 Notices. (a) Except as otherwise provided in Section 9.2(c) hereof, all notices and other communications hereunder shall be in writing and shall be delivered or sent to Citation and the other Borrowers c/o Citation at 2 Office Park Circle, Suite 204, Birmingham, Alabama 35223, Attention: T. Morris Hackney, Chairman, Facsimile No. (205) 870-8211, Facsimile Confirmation No.
(205) 871-5731, with a copy to Ritchie & Rediker, 312 North 23rd Street, Birmingham, Alabama 35203, Attention: Thomas A. Ritchie, Esq., Facsimile No.
(205) 324-

7832, Facsimile Confirmation No. (205) 251-1288, and to the Agents and the Banks at the respective addresses for notices set forth on the signatures pages hereof, or to such other address as may be designated by Citation, either Agent or any Bank by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or, unless sooner delivered, (i) if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, (ii) if sent by telex, upon receipt of the appropriate answer back, or (iii) if sent by facsimile transmission, upon confirmation of receipt by telephone at the number specified for confirmation, provided, however, that
                                                       --------  -------
notices to the Administrative Agent or the Collateral Agent, as the case may be, shall not be effective until received.

          (b) Notices by the Borrowers to the Administrative Agent with respect to terminations or reductions of the Commitments pursuant to Section 2.2, requests for Borrowings pursuant to Section 2.4, requests for continuations or conversions of Borrowings pursuant to Section 2.7 and notices of prepayment pursuant to Section 3.1 shall be irrevocable and binding on the Borrowers.

          (c) Any notice to be given by the Borrowers to the Administrative Agent pursuant to Sections 2.4, 2.7 or 3.1 and any notice to be given by the Administrative Agent or any Bank hereunder, may be given by telephone, and all such notices given by the Borrowers must be immediately confirmed in writing in the manner provided in Section 9.2(a). Any such notice given by telephone shall be deemed effective upon receipt thereof by the party to whom such notice is to be given. The Borrowers shall indemnify and hold harmless the Banks and the Agents from any and all losses, damages, liabilities and claims arising from their good faith reliance on any such telephone notice.

          9.3  No Waiver By Conduct; Remedies Cumulative. No course of dealing
               -----------------------------------------
on the part of either Agent or any Bank, nor any delay or failure on the part of either Agent or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice such Agent's or such Bank's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to either Agent or any Bank under this Agreement, the Notes or any other Loan Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Agreement, the Notes or any other Loan Document or by applicable law to either Agent or any Bank may, subject to the other terms and conditions of this Agreement, be exercised from time to time and as often as may be deemed expedient by such Agent or such Bank, as the case may be, and, unless contrary to the express provisions of this Agreement, the Notes or any other Loan Document, irrespective of the occurrence or continuance of any Default or Event of Default.

          9.4  Reliance on and Survival of Various Provisions. All terms,
               ----------------------------------------------
covenants, agreements, representations and warranties of the Borrowers made herein or in any other Loan Document or in any certificate, report, financial statement or other document furnished by or on behalf of any Borrower in connection with this Agreement shall be deemed to be material and to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of the Borrowers set forth in Section 3.7, 3.9 and 9.5 hereof shall survive the repayment in full of the Advances and the termination of the Commitments.

          9.5  Expenses; Indemnification. (a) The Borrowers agree to pay, or
               -------------------------
reimburse each Agent for the payment of, on demand, (i) the reasonable fees and expenses of counsel to each Agent, including without limitation the fees and expenses of Dickinson Wright PLLC and Gordon, Silberman, Wiggins, and Childs, PC, in connection with the preparation, execution, delivery and administration of this Agreement, the Notes and the other Loan Documents and in connection with advising each Agent as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, and (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, Notes, the other Loan Documents (or the verification of filing, recording, perfection or priority thereof) or the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and
(iii) all reasonable costs and expenses
of the Agents and the Banks (including reasonable fees and expenses of counsel and whether incurred through negotiations, legal proceedings or otherwise) in connection with any Default or Event of Default or the enforcement of, or the exercise or preservation of any rights under, this Agreement or the Notes or any other Loan Document or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement and (iv) all reasonable costs and expenses of the Agents and the Banks (including reasonable fees and expenses of counsel) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Administrative Agent from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all costs and expenses which any of them may incur relative to any payment under any Letter of Credit.

          (b) The Borrowers hereby indemnify and agree to hold harmless the Banks and the Agents, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Banks or the Agents or any such person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and neither any Bank nor either Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith;
(ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Administrative Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; (iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that the Borrowers shall not be required to indemnify the
--------  -------
Banks and the Agents and such other persons, and the Administrative Agent shall be liable to the Borrowers to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by the Borrowers which were caused by (A) the Administrative Agent's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit, or (B) the payment by the Administrative Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit to the extent, but only to the extent that (i) such payment results from the Administrative Agent's failure to act in good faith or to observe general banking usage in connection with the Letter of Credit or failure to examine documents presented under the Letter of Credit with care to determine whether they comply with the terms of the Letter of Credit (it being understood that the Administrative Agent assumes no responsibility for the genuineness, falsification or effect of any document which appears on such examination to be regular on its face) or (ii) such payment constitutes gross negligence or willful misconduct of the Administrative Agent. It is understood that in making any payment under a Letter of Credit the Administrative Agent will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary, and such reliance and payment against documents presented under a Letter of Credit substantially complying with the terms thereof shall not be deemed gross negligence or willful misconduct of the Administrative Agent in connection with such payment. It is further acknowledged and agreed that the Borrowers may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which the Administrative Agent is alleged to be liable and it shall be a precondition of the assertion of any liability of the Administrative Agent under this Section that the Borrowers shall first have exhausted all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions.

          (c) In consideration of the execution and delivery of this Agreement by each Bank and each Agent and the extension of the Commitments, the Borrowers hereby indemnify, exonerate and hold each Agent, each Bank and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions,
 -------------------
causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the
                                      -----------------------
Indemnified Parties or any of them as a result of, or arising out of, or relating to:

                      (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance or any transaction contemplated hereby or any acquisition by any Borrower;

                      (ii) the entering into and performance of this Agreement and any other agreement or instrument executed in connection herewith by any of the Indemnified Parties (including any action brought by or on behalf of the Borrowers or any of them as the result of any determination by the Required Banks not to fund any Advance);

                      (iii) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrowers or any of their respective Subsidiaries of any portion of the stock or assets of any person, whether or not the Agent or such Bank is party thereto;

                      (iv) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by the Borrowers or any of their respective Subsidiaries of any Hazardous Material; or

                      (v) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releasing from, any real property owned or operated by the Borrowers or any of their respective Subsidiaries of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, any Borrower or any such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the activities of the Indemnified Party on the property of the Borrowers conducted subsequent to a foreclosure on such property by the Banks or by reason of the relevant Indemnified Party's gross negligence or willful misconduct or breach of this Agreement, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrowers shall be obligated to indemnify the Indemnified Parties for all Indemnified Liabilities subject to and pursuant to the foregoing provisions, regardless of whether the Borrowers or any of their respective Subsidiaries had knowledge of the facts and circumstances giving rise to such Indemnified Liability.

          9.6  Successors and Assigns.   (a) This Agreement shall be binding
               ----------------------
upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Borrowers may not, without the prior
                        --------
consent of the Banks, assign their rights or obligations hereunder or under the Notes or any other Loan Document and the Banks shall not be obligated to make any Advance hereunder to any entity other than the Borrowers.

               (b) Any Bank may sell to any Eligible Transferee or Eligible Transferees, and such Eligible Transferee or Eligible Transferees may further sell to any Eligible Transferee or Eligible Transferees (subject to any limitations set forth in the relevant participation agreements), a participation interest (undivided or divided) in the Advances and such Bank's rights and benefits under this Agreement, the Notes and the other Loan Documents, and to the extent of that participation interest such participant or participants shall have the same rights and benefits against the Borrowers under Section 3.7, 3.9 and 6.2(c) as it or they would have had if such participant or participants were the Bank making the Advances to the Borrowers hereunder, provided, however, that
                                                         --------  -------
(i) such Bank's obligations under this Agreement shall remain unmodified and fully effective and enforceable against such Bank, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of its Note(s) for all purposes of this Agreement, (iv) the Borrowers, the Agents and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (v) no participant shall be granted any rights to consent or withhold consent to any action taken by such Bank or either Agent under this Agreement other than action requiring the consent of all of the Banks hereunder.

          (c) Each Agent from time to time in its sole discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of such Agent provided under this Agreement, the Notes, any other Loan Documents or otherwise. In furtherance of such agency, each Agent may from time to time direct that the Borrowers provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. The Borrowers hereby consent to the appointment of such agent and agree to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of either Agent in the same manner as would be required if dealing with such Agent itself.

          (d) Each Bank may, with the prior consent (which shall not be unreasonably withheld or delayed) of Citation and the Administrative Agent, assign to one or more Eligible Transferees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform,
        --------  -------
and not a varying, percentage of all rights and obligations, (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement, the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and in integral multiples of $1,000,000 thereafter, or such lesser amount to which Citation and the Administrative Agent may consent, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form annexed hereto as Exhibit H (an "Assignment and
                                         ---------      --------------
Acceptance"), together with any Note or Notes subject to such assignment and a
----------
processing and recordation fee of $3,500, and (iv) any Bank may without paying any fee, assign to any Affiliate of such Bank all of its rights and obligations under this Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
(x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto). Notwithstanding anything in this Agreement to the contrary, (1) the consent of Citation and the Administrative Agent shall not be required for any assignment to a Bank or an Affiliate of a Bank which is an entity described in clause (ii) or (iii) of the definition of the term "Eligible Transferee", (2) no minimum requirement shall apply to any assignment to a Bank or an Affiliate of a Bank, and (3) under no circumstances shall the consent of Citation be required for any assignment if a Default or Event of Default has occurred and is continuing.

          (e) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.1(k) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon either Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank.

              (f) The Administrative Agent shall maintain at its address designated on the signature pages hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The
                                                            --------
entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by Citation or any Bank at any reasonable time and from time to time upon reasonable prior notice.

              (g) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Citation. Within five Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit I hereto.
   ---------

              (h) The Borrowers shall not be liable for any costs or expenses of any Bank in effectuating any participation or assignment under this Section 9.6 or any fee payable in connection therewith.

              (i) The Banks may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.6, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers.

              (j) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in, or assign, all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System; provided that such creation of a
                                         --------
security interest or assignment shall not release such Bank from its obligations under this Agreement.

          9.7  Counterpart .  This Agreement may be executed in any number
               ------------
of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

          9.8  Governing Law. This Agreement is a contract made under, and shall
               -------------
be governed by and construed in accordance with, the law of the State of Illinois applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. Each of the Borrowers, the Agents and the Banks further agrees that any legal or equitable action or proceeding with respect to this Agreement, the Notes or any other Loan Document or the transactions contemplated hereby shall be brought in any court of the State of Illinois, or in any court of the United States of America sitting in Illinois, and each of the Borrowers, the Agents and the Banks hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and, in the case of each Borrower, irrevocably appoints Castwell Products, Inc., whose address in Illinois is 7800 North Austin Avenue, Skokie, Illinois 60077, as its agent for service of process and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such agent or to Citation, or by the mailing thereof by registered or certified mail, postage prepaid to Citation at its address for notices pursuant to Section 9.2. The Borrowers shall at all times maintain such an agent in Illinois for such purpose and shall notify the Banks and the Administrative Agent of such agent's address in Illinois within ten days of any change of address. Nothing in this paragraph shall affect the right of the Banks and the Agents to serve process in any other manner permitted by law or limit the right of the Banks or the Agents to bring any such action or proceeding against any Borrower or property in the courts of any other jurisdiction. Each of the Borrowers and the Banks hereby irrevocably waives any objection to the laying of venue of any such action or proceeding in the above described courts.

          9.9  Table of Contents and Headings. The table of contents and the
               ------------------------------
headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

          9.10 Construction of Certain Provisions. If any provision of this
               ----------------------------------
Agreement refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

          9.11 Integration and Severability. This Agreement, the Notes and the
               ----------------------------
other Loan Documents embody the entire agreement and understanding between the Borrowers and the Agents and the Banks, and supersede all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of the Borrowers under this Agreement, the Notes or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrowers shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of any Borrower under this Agreement, the Notes or any other Loan Document in any other jurisdiction.

          9.12  Independence of Covenants. All covenants hereunder shall be
                -------------------------
given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

          9.13  Interest Rate Limitation. Notwithstanding any provisions of this
                ------------------------
Agreement, the Notes or any other Loan Document, in no event shall the amount of interest paid or agreed to be paid by the Borrowers exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, the Notes or any other Loan Document at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever any Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Advances outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Borrowers if such principal and all other obligations of the Borrowers to the Banks have been paid in full.

          9.14  Joint and Several Obligations; Subrogation and Contribution
                -----------------------------------------------------------
Rights; Savings Clause. (a) Notwithstanding anything to the contrary set forth
----------------------
herein or in any Note or in any other Loan Document, all the obligations of the Borrowers hereunder and under the Notes and the other Loan Documents are joint and several.

                (b) If any Borrower makes a payment in respect of the Obligations the proceeds of which were received by another Borrower (a "Nonpaying Borrower"), such paying Borrower shall be subrogated to the rights of the payee against the Nonpaying Borrower and shall have the rights of contribution with respect to such payment set forth below against the other Borrowers (other than the Nonpaying Borrower); provided that no Borrower shall
                                               --------
enforce its rights to any payment by way of subrogation or exercise its rights of contribution until the Obligations have been paid in full. If any Borrower makes a payment in respect of the Obligations the proceeds of which were received by a Nonpaying Borrower (herein, such Nonpaying Borrower's "Guaranteed Obligations") that is smaller in proportion to such Borrower's Payment Share (as hereinafter defined) than the payments made by the other Borrowers in repayment of such Guaranteed Obligations are in proportion to the amounts of their respective Payment Shares, the Borrower making such proportionately smaller payment shall, when permitted by the preceding sentence, pay to the other Borrowers (other than the Nonpaying Borrower) an amount such that the net payments made by the Borrowers (other than the Nonpaying Borrower) in respect of such Guaranteed Obligations shall be shared among such Borrowers (other than the Nonpaying Borrower) pro rata in proportion to their respective Payment Shares. If any Borrower receives with respect to the Guaranteed Obligations of any Nonpaying Borrower any payment by way of subrogation that is greater in proportion to the amount of its Payment Share than the payments with respect to such Guaranteed Obligations received by way of subrogation by the other Borrowers (other than the Nonpaying Borrower) are in proportion to the amounts of their respective Payment Shares, the Borrower receiving such proportionately greater payment shall, when permitted by the second preceding sentence, pay to such other Borrowers an amount such that the subrogation payments received by all Borrowers (other than the Nonpaying Borrower) shall be shared among such Borrowers pro rata in proportion to their respective Payment Shares. Notwithstanding anything to the contrary contained in this paragraph or in this Agreement, no liability or obligation of any Borrower that shall accrue pursuant to this paragraph shall be paid nor shall it be deemed owed pursuant to this paragraph until all of the Obligations shall be paid in full.

          For purposes hereof, the "Payment Share" of any Borrower with respect to the Guaranteed Obligations of any Nonpaying Borrower shall be the product of
(a) the aggregate amount of such Guaranteed Obligations remaining unpaid on the date such Guaranteed Obligations become due and payable in full, whether by stated maturity, acceleration, or otherwise (the "Determination Date"), times
(b) a fraction, the numerator of which is such paying Borrower's net worth on the Effective Date, and the denominator of which is the aggregate net worth of all Borrowers (other than the Nonpaying Borrower) on such date.

                (c) It is the intent of each Borrower and the Agents and the Banks that each Borrower's maximum Bank Obligations shall be, but not in excess of:

                    (i) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code on or within one year from the date on which any of the Bank Obligations are incurred, the maximum amount that would not otherwise cause the Bank Obligations (or any other obligations of such Borrower to the Agents and the Banks) to be avoidable or unenforceable against such Borrower under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                    (ii) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code subsequent to one year from the date on which any of the Bank Obligations are incurred, the maximum amount that would not otherwise cause the Bank Obligations (or any other obligations of such Borrower to the Agents and the Banks) to be avoidable or unenforceable against such Borrower under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code;

                    (iii) in a case or proceeding commenced by or against such Borrower under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount that would not otherwise cause the Bank Obligations (or any other obligations of such Borrower to the Agents and the Banks) to be avoidable or unenforceable against such Borrower under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

                (d) The Borrowers acknowledge and agree that they have requested that the Banks make credit available to the Borrowers with each Borrower expecting to derive benefit, directly and indirectly, from the loans and other credit extended by the Banks to the Borrowers.

                (e) The joint and several obligations of the Borrowers described in this Section 9.14 shall remain in full force and effect without regard to and shall not be released, affected or impaired by: (i) any amendment, assignment, transfer, modification of or addition or supplement to the Obligations, this Agreement, any Note or any other Loan Document, except to the extent any such amendment, assignment, transfer or modification specifically relates to the matters set forth in Section 9.14; (ii) any extension, indulgence, increase in the Obligations or other action or inaction in respect of any of the Loan Documents or otherwise with respect to the Obligations, or any acceptance of security for, or guaranties of, any of the Obligations or Loan Documents, or any surrender, release, exchange, impairment or alteration of any such security or guaranties including without limitation the failing to perfect a security interest in any such security or abstaining from taking advantage or of realizing upon any guaranties or upon any security interest in any such security; (iii) any default by any Borrower under, or any lack of due execution, invalidity or unenforceability of, or any irregularity or other defect in, any of the Loan Documents; (iv) any waiver by the Banks or any other person of any required performance or otherwise of any condition precedent or waiver of any requirement imposed by any of the Loan Documents, any guaranties or otherwise with respect to the Obligations; (v) any exercise or non-exercise of any right, remedy, power or privilege in respect of this Agreement or any of the other Loan Documents; (vi) any sale, lease, transfer or other disposition of the assets of any Borrower or any consolidation or merger of any Borrower with or into any other person, corporation, or entity, or any transfer or other disposition by any Borrower or any other holder of any shares of capital stock of any Borrower;
(vii) any bankruptcy, insolvency, reorganization or similar proceedings involving or affecting any Borrower; (viii) the release or discharge of any Borrower from the performance or observance of any agreement, covenant, term or condition under any of the Obligations or contained in any of the Loan Documents by operation of law; or (ix) any other cause whether similar or dissimilar to the foregoing which, in the absence of this provision, would release, affect or impair the obligations, covenants, agreements and duties of any Borrower hereunder, including without limitation any act or omission by either Agent, any Bank or any other any person which increases the scope of such Borrower's risk; and in each case described in this paragraph whether or not any Borrower shall have notice or knowledge of any of the foregoing, each of which is specifically waived by each Borrower. Each Borrower warrants to the Banks that it has adequate means to obtain from each other Borrower on a continuing basis information concerning the financial condition and other matters with respect to the Borrowers and that it is not relying on the Agents or the Banks to provide such information either now or in the future.

          9.15  Waivers, Etc.  Each Borrower unconditionally waives: (a) notice
                ------------
of any of the matters referred to in Section 9.14(e) above; (b) all notices which may be required by statute, rule or law or otherwise to preserve any rights of either Agent or the Banks, including, without limitation, presentment to and demand of payment or performance from the other Borrowers and protect for non-payment or dishonor; (c) any right to the exercise by either Agent or the Banks of any right, remedy, power or privilege in connection with any of the Loan Documents; (d) any requirement that either Agent or the Banks, in the event of any default by any Borrower, first make demand upon or seek to enforce remedies against, such Borrower or any other Borrower before demanding payment under or seeking to enforce this Agreement or any other Loan Document against any other Borrower; (f) any right to notice of the disposition of any security which either Agent or any Bank may hold from any Borrower or otherwise and any right to object to the commercial reasonableness of the disposition of any such security; and (g) all errors and omissions in connection with either Agent's or any Bank's administration of any of the Obligations, any of the Loan Documents, or any other act or omission of either Agent or any Bank which changes the scope of the Borrowers' risk, except as a result of the gross negligence or willful misconduct of an Agent or a Bank. The obligations of each Borrower hereunder shall be complete and binding forthwith upon the execution of this Agreement and subject to no condition whatsoever, precedent or otherwise, and notice of acceptance hereof or action in reliance hereon shall not be required.

          9.16  Citation To Act For All Borrowers.   Each Participating
                ---------------------------------
Subsidiary, separately and severally, hereby appoints and designates Citation as such party's agent and attorney-in-fact to act on behalf of such party for all purposes of the Loan Documents. Citation shall have authority to exercise on behalf of each Participating Subsidiary all rights and powers that Citation deems, in its sole discretion, necessary, incidental or convenient in connection with the Loan Documents, including the authority to execute and deliver certificates, documents, agreements and other instruments referred to in or contemplated by the Loan Documents, request Advances hereunder, request the issuance of Letters of Credit, receive all proceeds of Advances, give all notices, approvals and consents required or requested from time to time by either Agent or any Bank and take any other actions and steps that a Participating Subsidiary could take for its own account in connection with the Loan Documents from time to time, it being the intent of the Participating Subsidiaries to grant to Citation plenary power to act on behalf of the Participating Subsidiaries in connection with and pursuant to the Loan Documents. The appointment of Citation as agent and attorney-in-fact for the Participating Subsidiaries hereunder shall be coupled with an interest and be irrevocable so long as any Loan Document shall remain in effect. The Agents and the Banks need not obtain any Participating Subsidiary's consent or approval for any act taken by Citation pursuant to any Loan Document, and all such acts shall bind and obligate Citation and the Participating Subsidiaries, jointly and severally. The Agents and the Banks may rely on any representation or request made or action taken by Citation in connection with the Loan Documents as authorized by the Participating Subsidiaries. Each Participating Subsidiary forever waives and releases any claim (whether now or hereafter arising) against either Agent or any Bank based on Citation's lack of authority to act on behalf of any Participating Subsidiary in connection with the Loan Documents.

          9.17  Further Assurances.  From time to time, each Borrower will
                ------------------
execute and deliver to the Agents and the Banks such additional documents and will provide such additional information as the Administrative Agent or the Required Banks may reasonably require to carry out the terms of this Agreement and be informed of the status and affairs of each of the Borrowers and the Consolidated Entities. Each Borrower will take any and all actions as reasonably requested by the Administrative Agent or the Required Banks to ensure that the Agents and the Banks enjoy the full benefits of the security intended to be granted hereunder and under the Security Documents and under the other Loan Documents.

          9.18  Waiver and Release by Borrowers. To the maximum extent permitted
                -------------------------------
by applicable Law, each Borrower and each Consolidated Entity:

                (a) Waives protest of all commercial paper at any time held by any Bank on which any Borrower or any Consolidated Entity is any way liable;

                (b) Except as the same may herein be specifically granted, waives notice of acceleration and of intention to accelerate; and

                (c) Waives notice and opportunity to be heard, after acceleration in the manner provided in Section 6.2, before exercise by either Agent or any Bank of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable Law or by any agreement with any Borrower or any Consolidated Entity and except where required hereby or by any applicable Law which requirement cannot be waived, notice of any other action taken by either Agent or any Bank; and

                (d) Releases each Agent and each Bank and their respective officers, attorneys, agents and employees from all claims for loss or damage caused by any act or omission on the part of any of them except willful misconduct.

          9.19  No Partnership or Joint Venture. Notwithstanding anything to the
                -------------------------------
contrary herein contained or implied, none of the Agents and the Banks, by this Agreement or by any action pursuant hereto or thereto, shall be deemed a partner, joint venturer or participant in the venture of any Borrower, and each Borrower hereby jointly and severally indemnifies and agrees to defend each Agent and each Bank harmless (including the payment of attorneys' fees) from any and all damages resulting from such allegation or construction of the parties' relationship. The requirements herein, and the restrictions imposed in this Agreement, are solely for the protection and benefit of the Agents and the Banks and shall not be construed to create any obligation on behalf of either Agent or any Bank to supervise, warn or disclose matters to any Borrower.

          9.20  Termination.  The terms and provisions of this Agreement shall
                -----------
continue in effect until the Obligations shall have been fully paid and performed, and the Banks shall have no further obligation whatsoever to make any Advances or extend any other credit or accommodation. Following any termination (if applicable), the terms and provisions of this Agreement (excluding any obligation to lend or other commitment hereunder made by any Bank), and all of the covenants and promises of Borrowers hereunder, shall be automatically reinstated if at any time all or any part of any payment made upon the Obligations is rescinded or must for any reason be returned to the Person making such payment, whether due to insolvency, bankruptcy, dissolution, appointment of a custodian or receiver, or any other reason whatsoever, all as though such payment had not been made.

          9.21  Existing Letters of Credit.  Notwithstanding anything in this
                --------------------------
Agreement to the contrary, the letters of credit issued by First Chicago, or by its Affiliate and predecessor Administrative Agent, NBD Bank, under the Existing Credit Agreement that are outstanding as of the Effective Date (collectively the "Existing Letters of Credit" and individually an "Existing Letter of Credit"), shall for all purposes on and after the Effective Date be deemed Letters of Credit under this Agreement in which each Bank shall have acquired a pro rata risk participation pursuant to Section 2.4(d), and constitute usage of the Commitments of the Banks, all as if such Existing Letters of Credit originally were issued under this Agreement, provided that: (a) in each instance in this Agreement and the other Loan Documents where there is a reference to the Administrative Agent as issuer of the Letters of Credit, such reference shall, with respect to the Existing Letters of Credit, be deemed a reference to First Chicago or NBD Bank, as the case may be, in its capacity as issuer of the Existing Letters of Credit issued by it, each of which shall have all the benefits of this Agreement with respect to the Existing Letters of Credit issued by it as if it issued such Letters of Credit as the Administrative Agent hereunder, and (b) no Existing Letter of Credit shall be extended or renewed except pursuant to a Letter of Credit issued by First Chicago in its capacity as the Administrative Agent under this Agreement.


          9.22  WAIVER OF JURY TRIAL. THE BANKS AND THE AGENTS AND THE
                --------------------
BORROWERS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM. NEITHER ANY BANK, EITHER AGENT, NOR ANY BORROWER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY SUCH PARTY.

               [The rest of this page intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the day and year first above written, which shall be the Effective Date of this Agreement.


                                    CITATION CORPORATION

                                    By: /s/ T. Morris Hackney
                                        ---------------------
                                            T. Morris Hackney
                                    Its  Chairman
                                        ---------------------

                                    CITATION AUTOMOTIVE SALES CORP.

                                    By: /s/ R. Conner Warren
                                        ---------------------
                                            R. Conner Warren
                                    Its  Vice President
                                        ---------------------

                                    MANSFIELD FOUNDRY CORPORATION

                                    By: /s/ R. Conner Warren
                                        ---------------------
                                            R. Conner Warren
                                    Its  Vice President
                                        ---------------------

                                    IROQUOIS FOUNDRY CORPORATION

                                    By: /s/ R. Conner Warren
                                        ---------------------
                                            R. Conner Warren
                                    Its  Vice President
                                        ---------------------

                                    OBERDORFER INDUSTRIES CORP.

                                    By: /s/ R. Conner Warren
                                        ---------------------
                                            R. Conner Warren
                                    Its  Vice President
                                        ---------------------

                                    BERLIN FOUNDRY CORPORATION

                                    By: /s/ R. Conner Warren
                                        ---------------------
                                            R. Conner Warren
                                    Its  Vice President
                                        ---------------------

                                    CASTWELL PRODUCTS, INC.

                                    By: /s/ R. Conner Warren
                                        ---------------------
                                            R. Conner Warren
                                    Its  Vice President
                                        ---------------------

                                    TEXAS STEEL CORPORATION

                                    By: /s/ R. Conner Warren
                                        ---------------------
                                            R. Conner Warren
                                    Its  Vice President
                                        ---------------------

                                    HI-TECH, INC.

                                    By: /s/ R. Conner Warren
                                        ------------------------
                                            R. Conner Warren
                                    Its  Vice President
                                        ------------------------

                                    SOUTHERN ALUMINUM CASTINGS
                                    COMPANY

                                    By: /s/ R. Conner Warren
                                        ------------------------
                                            R. Conner Warren
                                    Its  Vice President
                                        ------------------------

                                    BOHN ALUMINUM, INC.

                                    By: /s/ R. Conner Warren
                                        ------------------------
                                            R. Conner Warren
                                    Its  Vice President
                                        ------------------------

                                    TSC TEXAS CORPORATION

                                    By: /s/ Thomas W. Burleson
                                        ------------------------
                                            Thomas W. Burleson
                                    Its  Vice President
                                        ------------------------

                                    TEXAS FOUNDRIES, LTD.
                                    By Texas Steel Corporation
                                    Its General Partner

                                    By: /s/ R. Conner Warren
                                        ------------------------
                                            R. Conner Warren
                                    Its  Vice President
                                        ------------------------

                                    MABRY FOUNDRY COMPANY, LTD.
                                    By Texas Steel Corporation
                                    Its General Partner

                                    By: /s/ R. Conner Warren
                                        ------------------------
                                            R. Conner Warren
                                    Its  Vice President
                                        ------------------------

                                    CITATION CASTINGS, INC.

                                    By: /s/ R. Conner Warren
                                        ------------------------
                                            R. Conner Warren
                                    Its  Executive Vice President
                                        ------------------------

                                    INTERSTATE FORGING INDUSTRIES,
                                    INC.

                                    By: /s/ R. Conner Warren
                                        ------------------------
                                            R. Conner Warren
                                    Its  Vice President
                                       ------------------------

                                    INTERSTATE SOUTHWEST, LTD.
                                    By Texas Steel Corporation
                                    Its General Partner

                                    By: /s/ R. Conner Warren
                                        ------------------------
                                            R. Conner Warren
                                    Its  Vice President
                                        ------------------------

                                    ISW TEXAS CORPORATION

                                    By: /s/ Thomas W. Burleson
                                        ------------------------
                                            Thomas W. Burleson
                                    Its  Vice President
                                        ------------------------

                                    CAMDEN CASTING CENTER, INC.

                                    By: /s/ R. Conner Warren
                                        ------------------------
                                            R. Conner Warren
                                    Its  Vice President
                                        ------------------------

                                    DYCAST, INC.

                                    By: /s/ R. Conner Warren
                                        ------------------------
                                            R. Conner Warren
                                    Its  Vice President
                                        ------------------------

                                    CITATION PRECISION, INC.

                                    By: /s/ R. Conner Warren
                                        ------------------------
                                            R. Conner Warren
                                    Its  Vice President
                                        ------------------------


     Address for Notices:                   THE FIRST NATIONAL BANK OF
                                            CHICAGO, as a Bank and as the
                                            Administrative Agent

     First Chicago Capital Markets, Inc.    By  /s/   David T. McNeela
                                                ----------------------------
     One First National Plaza
     Mail Suite 0324                        Its Vice President
     Chicago, Illinois 60670-0324
     Attention:  David T. McNeela
     Facsimile No.: (312) 732-2991
     Facsimile
     Confirmation No.: (312) 732-5730
     Commitment Amount: $36,000,000
     Percentage of
     Total Commitments: 12%

     Address for Notices:                   SOUTHTRUST BANK, NATIONAL
                                            ASSOCIATION, as a Bank and as the
                                            Collateral Agent

     420 North 20th Street, 6th Floor       By /s/ Alan T. Drennen III
                                               -----------------------
     Birmingham, Alabama 35202              Its Group Vice President
     Attention: Alan T. Drennen III
     Facsimile No.: (205) 254-5911
     Facsimile
     Confirmation No.: (205) 254-4639
     Commitment Amount: $36,000,000
     Percentage of
     Total Commitments: 12%

     Address for Notices:                   AMSOUTH BANK

     Metro Commercial Banking, Upper Level  By /s/ Harry M. Waugh III
                                               -----------------------
     1900 Fifth Avenue North                Its  Vice President
     Birmingham, Alabama  35203
     Attention:  Harry M. Waugh III
     Facsimile No.: (205) 326-4793
     Facsimile
     Confirmation No.: (205) 320-7112
     Commitment Amount: $35,000,000
     Percentage of
     Total Commitments: 11.6666667%

     Address for Notices:                   CIBC INC.

     Two Paces West                         By /s/ Cyd Petre
                                               -----------------------
     2727 Paces Ferry Road, Suite 1200      Its  Executive Director
                                               -----------------------
     Atlanta, Georgia 30339
     Attention:  Charlene Harris
     Facsimile No.: (770) 319-4954
     Facsimile
     Confirmation No.: (770) 319-4847
     with a copy to:
     CIBC Oppenheimer
     425 Lexington Avenue
     New York, New York 10017
     Attention:  Cyd Petre
     Facsimile No.: (212) 856-3991
     Facsimile Confirmation No.: (212) 856-4165
     Commitment Amount: $20,000,000
     Percentage of
     Total Commitments: 6.6666667%

     Address for Notices:                   FIRST UNION NATIONAL BANK

     One First Union Plaza                  By /s/ Mark B. Felker
                                               ------------------------


     301 South College                      Its  Senior Vice President
                                               ------------------------
     Charlotte, North Carolina 28288
     Attention: Jorge Gonzalez
     Facsimile No.: (704) 374-3300
     Facsimile
     Confirmation No.: (704) 383-8461
     Commitment Amount: $20,000,000
     Percentage of
     Total Commitments: 6.6666667%

     Address for Notices:                   SCOTIABANC INC.

     600 Peachtree Street, N.E.             By /s/ P.M Brown
                                              -------------------------
     Suite 2700
     Atlanta, Georgia 30308                 Its  Relationship Manager
                                               ------------------------
     Attention: Pat Brown
     Facsimile No.: (404) 888-8998
     Facsimile
     Confirmation No.: (404) 877-1506
     Commitment Amount: $20,000,000
     Percentage of
     Total Commitments: 6.6666667%

     Address for Notices:                   BRANCH BANKING AND TRUST
                                            COMPANY

     110 South Stratford Road               By /s/ Thatcher L. Townsend III
                                              -----------------------------
     Winston-Salem, North Carolina 27104    Its  Vice President
     Attention: Thatcher L. Townsend III
     Facsimile No.: (336) 733-3254
     Facsimile
     Confirmation No.: (336) 733-3245
     Commitment Amount: $18,000,000
     Percentage of
     Total Commitments: 6%


     Address for Notices:                   NATIONAL CITY BANK OF
                                            KENTUCKY

     National City Bank                     By /s/ Kevin C. Anderson
                                              -----------------------------
     Southern Banking Division
     101 South Fifth Street                 Its  Vice President
     Louisville, Kentucky 40202
     Attention: Kevin L. Anderson
     Facsimile No.: (502) 581-5122
     Facsimile
     Confirmation No.:  (502) 581-7894
     Commitment Amount: $18,000,000
     Percentage of
     Total Commitments: 6%

     Address for Notices:                   SUNTRUST BANK, ATLANTA

     25 Park Place, 24th Floor              By /s/ David J. Edge
                                              -----------------------------
     Mail Code 120
     Atlanta, Georgia 30303                 Its  Vice President
                                               ----------------------------
     Attention: David Edge                  and By  John R. Frazer
                                                   ------------------------
     Facsimile No.: (404) 827-6270          Its: Vice President
                                                ---------------------------
     Facsimile
     Confirmation No.: (404) 827-6735
     Commitment Amount: $18,000,000
     Percentage of
     Total Commitments: 6%

     Address for Notices:                   MELLON BANK, N.A.

     Corporate Banking Department           By /s/ Stephen L. Prather
                                              -----------------------------
     Metals Section
     One Mellon Bank Center, Room 4401      Its Vice President
                                               ----------------------------
     Pittsburgh, Pennsylvania 15258-0001
     Attention: Stephen L. Prather
     Facsimile No.: (412) 234-8888
     Facsimile
     Confirmation No.: (412) 234-8665
     Commitment Amount: $17,000,000
     Percentage of
     Total Commitments: 5.6666667%

     Address for Notices:                   CREDIT LYONNAIS ATLANTA
                                            AGENCY

     303 Peachtree Street, N.E.             By /s/ David M. Cawrse
                                              -----------------------------
     Suite 4400
     Atlanta, Georgia 30308                 Its First Vice President & Manager
                                               --------------------------------
     Attention: Christina I. Earnshaw
     Facsimile No.: (404) 584-5249
     Facsimile
     Confirmation No.: (404) 524-3700
     Commitment Amount: $11,000,000
     Percentage of
     Total Commitments: 3.6666667%

     Address for Notices:                   MICHIGAN NATIONAL BANK

     27777 Inkster Road                     By /s/ Eric Haege
                                              ------------------------------
     Mail Code 10-36
     Farmington Hills, Michigan 48333       Its Commercial Relationship Manager
                                               --------------------------------
     Attention: Eric Haege
     Facsimile No.: (248) 473-4345
     Facsimile
     Confirmation No.: (248) 473-4374
     Commitment Amount: $11,000,000
     Percentage of
     Total Commitments: 3.6666667%

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

     Address for Notices:                   BANK OF TOKYO-MITSUBISHI,
                                            LTD.

     Atlanta Agency                         By /s/ William Otott, Jr.
                                               -------------------------------
     133 Peachtree Street, N.E.
     Suite 4970                             Its  Vice President
                                               -------------------------------
     Atlanta, Georgia 30303-1808
     Attention:  Bill Otott
     Facsimile No.: (404) 577-1155
     Facsimile
     Confirmation No.: (404) 577-2960
     Commitment Amount: $10,000,000
     Percentage of
     Total Commitments: 3.3333333%

     Address for Notices:                   DEPOSIT GUARANTY NATIONAL
                                            BANK

     Regional Department, Room 1180         By /s/ Steven C . Krohn
                                              --------------------------------
     210 East Capital Street
     Jackson, Mississippi 39201             Its Senior Vice
     President
     Attention: Steven C. Krohn
     Facsimile No.: (601) 354-8412
     Facsimile
     Confirmation No.: (601) 354-8264
     Commitment Amount: $10,000,000
     Percentage of
     Total Commitments: 3.3333333%

     Address for Notices:                   THE SUMITOMO BANK, LIMITED

     133 Peachtree Street                   By /s/ Peter Leahy
                                              -------------------------------
     Suite 3210
     Atlanta, Georgia 30303                 Its Vice President
                                               ------------------------------
     Attention: Peter Leahy
     Facsimile No.: (404) 521-1187
     Facsimile
     Confirmation No.: (404) 526-8516
     Commitment Amount: $10,000,000
     Percentage of
     Total Commitment: 3.3333333%

     Address for Notices:                   COMPASS BANK

     15 South 20/th/ Street                 By /s/ Eric Cates
                                              -------------------------------
     Birmingham, Alabama 35233              Its Sr. Vice President
                                               ------------------------------
     Attention: Eric Cates
     Facsimile No.: (205) 933-3926
     Facsimile
     Confirmation No.: (205) 933-3294
     Commitment Amount: $10,000,000
     Percentage of
     Total Commitment: 3.3333333%

     Total Commitment Amount of
     all Banks: $300,000,000

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